UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.)
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

nVent Electric plc

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required

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Fee paid previously with preliminary materials

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2025
Notice of Annual General
Meeting and Proxy Statement

Caution Concerning Forward-Looking Statements
This proxy statement contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “forecasts,” “should,” “would,” “could,” “positioned,” “strategy,” “future,” “are confident,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. All projections in this proxy statement are also forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include adverse effects on our business operations or financial results, including the overall global economic and business conditions impacting our business; the ability to achieve the benefits of our restructuring plans; the ability to successfully identify, finance, complete and integrate acquisitions; competition and pricing pressures in the markets we serve, including the impacts of tariffs; volatility in currency exchange rates, interest rates and commodity prices; inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices; inability to mitigate material and other cost inflation; risks related to the availability of, and cost inflation in, supply chain inputs, including labor, raw materials, commodities, packaging and transportation; increased risks associated with operating foreign businesses, including risks associated with military conflicts; the ability to deliver backlog and win future project work; failure of markets to accept new product introductions and enhancements; the impact of changes in laws and regulations, including those that limit U.S. tax benefits; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating and sustainability goals. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. All forward-looking statements speak only as of the date of this proxy statement. nVent assumes no obligation, and disclaims any obligation, to update the information contained in this proxy statement.
Website Information
This Proxy Statement includes website addresses and references to additional materials found on those websites. These websites and materials are not incorporated by reference herein.

A Bright Future Ahead: A Letter to our Shareholders April 1, 2025	Beth A. Wozniak Chair and Chief Executive Officer
2024 marked a pivotal year for nVent with our strong performance and significant progress on our portfolio transformation. We announced an agreement to sell our Thermal Management business, and we completed our acquisition of Trachte positioning us as a more focused, higher growth electrical company. Our sales grew 13% to $3 billion with continued margin expansion, strong earnings and outstanding cash flows. I am very proud of our team’s performance and the results we achieved in 2024.
Our Strategy and Growth Initiatives
nVent is transforming for an electrified world. We connect and protect some of the world’s most critical electrical systems to make them safer, more efficient, and resilient. We believe our growth strategy focused on high-growth verticals, new products and innovation, global growth, and acquisitions will continue to drive differentiated performance. Our One nVent strategy is helping us scale with velocity, drive common business processes across our company, and transform our employee, customer, and supplier experiences.
With our focus on high-growth verticals, we continue to expand our portfolio in the infrastructure vertical, which now represents about one third of our overall sales revenue. Our Data Solutions portfolio grew approximately 30% in 2024 with the acceleration of AI and high-performance computing, driving demand for our liquid cooling offerings.
With the Trachte acquisition, we increased our position in power utilities and expanded with an entirely new growth platform of control buildings. The demand for control buildings will continue to increase with the modernization of aging electrical infrastructure, expanding electrical capacity to meet power demand and the global transition towards more renewable energy sources.
New products and innovation continue as core elements of our growth strategy. Our customers count on us to deliver inventive and differentiated electrical solutions and in 2024, we launched 90 new products which contributed more than two points to our sales growth.
A key step in our portfolio transformation was the sale of our Thermal Management business which we closed on January 30th, 2025. As we become a more focused electrical company, we decided to rename our business segments to better reflect the breadth of our offering and what we do for our customers. Beginning in Q1 of 2025, our Enclosures segment was renamed Systems Protection, and our Electrical and Fastening Solutions segment was renamed Electrical Connections. Systems Protection includes enclosures, power distribution units, cooling solutions, both liquid and air, and control buildings. We provide our customers with products and solutions that protect electronics, systems, and data. Electrical Connections includes power connections, cable management and electrical solutions. This segment offers products and solutions that make electrical systems safer, more efficient, and resilient.
Sustainability and Community Impact is Core to nVent
Key to our success has been our people, our culture and our commitment to sustainability, making nVent a great place to work. In 2024, we received numerous awards and recognitions for our focus on our people and building a more sustainable and electrified world. Most notably in 2024, and again in 2025, we were recognized by Ethisphere as one of the World’s Most Ethical Companies®, reflecting our commitment to absolute integrity, which is one of our core values at nVent. We also received a silver sustainability rating from EcoVadis, placing us in the top 5% of companies assessed in our industry and the 90th percentile of all businesses assessed. In 2024, we were also named for the first time to the Newsweek Excellence 1000 Index. This honor recognizes companies that exhibit a firm commitment to best practices in business and financial growth while serving customers. These are just a few of the many awards and recognitions that reinforce our people, culture and commitment to sustainability are differentiators for nVent.
In Closing
2024 was a year of strong performance and transformation for nVent. I am proud of our team and all we have accomplished this past year but I am even more excited for what we are building. Together with our employees, customers and suppliers, we are well positioned to drive future success in an electrified world. Our future is bright!
2025 Proxy Statement      3

Shareholder Engagement
Understanding the issues our shareholders care about is critical to good governance. We have worked to establish a robust engagement program so that we continuously receive shareholder input regarding our financial performance, strategy, capital allocation, executive compensation, sustainability matters, and other topics that are front-of-mind for our shareholders.
All year, we participate in investor conferences and events, and regularly engage with shareholders to understand their perspectives and areas of focus.

ANNUAL SHAREHOLDER ENGAGEMENT

Summer
Assess annual general meeting results, determine next steps, and identify post-meeting areas to address for Fall shareholder engagement

Fall
Schedule shareholder meetings to solicit shareholder feedback, assess the feedback, and report to the Board and appropriate Committees

Winter
Take appropriate steps to address shareholder feedback in governance and compensation practices, as well as annual general meeting planning and disclosures

Spring
Schedule shareholder meetings prior to the annual general meeting to answer questions and understand shareholder views on proxy statement matters

In the fall of 2024, we invited shareholders representing over half of our outstanding shares to engage with us, and we held calls with shareholders representing approximately 23% of our outstanding shares.* Details regarding our fall outreach efforts are presented below:
Total engaged	Directors engaged	2024 engagement topics included
23% of O/S*	100% of calls	• Sustainability • Board oversight of risk • Board composition and diversity • Human capital management • Shareholder engagement • Executive compensation

*
nVent outstanding shares and shareholder ownership are as of the time of fall outreach, which reflects June 30, 2024 data. Shareholder ownership is based on publicly disclosed ownership.

4      nVent Electric plc

Notice of Annual General Meeting of Shareholders
To Be Held May 16, 2025
Our Annual General Meeting of Shareholders will be held at The Lanesborough London, Hyde Park Corner, London, SW1X 7TA, United Kingdom, on Friday, May 16, 2025, at 8:00 a.m. British Summer Time, to consider and vote upon the following proposals; provided that if we are unable to hold the meeting at this location, date and/or time, it will be held at an alternative location, date and/or time that we will publicly announce:
1.	By Separate Resolutions, Election of the Following Director Nominees:
	i. Sherry A. Aaholm ii. Jerry W. Burris iii. Susan M. Cameron iv. Michael L. Ducker v. Danita K. Ostling	vi. Nicola Palmer vii. Herbert K. Parker viii. Greg Scheu ix. Beth A. Wozniak
2.	Approve, by Non-Binding Advisory Vote, the Compensation of the Named Executive Officers
3.	Recommend, by Non-Binding Advisory Vote, the Frequency of Advisory Votes on the Compensation of Named Executive Officers
4.
Ratify, by Non-Binding Advisory Vote, the Appointment of Deloitte & Touche LLP as the Independent Auditor and Authorize, by Binding Vote, the Audit and Finance Committee of the Board of Directors to Set the Auditor’s Remuneration

5.	Authorize the Board of Directors to Allot and Issue New Shares under Irish Law
6.	Authorize the Board of Directors to Opt Out of Statutory Preemption Rights under Irish Law
7.	Authorize the Price Range at which nVent Electric plc Can Re-allot Shares it Holds as Treasury Shares under Irish Law
To consider and act on such other business as may properly come before the Annual General Meeting or any adjournment.
Proposals 1, 2, 4 and 5 are ordinary resolutions, requiring the approval of a simple majority of the votes cast at the meeting. A plurality of the votes cast for Proposal 3 will be the frequency of the advisory vote on executive compensation that shareholders are deemed to have approved. Proposals 6 and 7 are special resolutions, requiring the approval of not less than 75% of the votes cast at the meeting.
Only shareholders of record as of the close of business on March 19, 2025 are entitled to receive notice of and to vote at the Annual General Meeting.
If you are a shareholder entitled to attend, speak and vote at the Annual General Meeting, you are entitled to appoint a proxy or proxies to attend, speak and vote on your behalf. A proxy need not be a shareholder. If you wish to appoint as proxy any person other than the individuals specified on the proxy card, please contact our Corporate Secretary at our registered office or deliver to the Corporate Secretary at our registered office a proxy card in the form set out in section 184 of the Irish Companies Act 2014; please also note that your nominated proxy must attend the Annual General Meeting in person in order for your vote to be cast.
At the Annual General Meeting, management will review nVent Electric plc’s affairs and will also present nVent Electric plc’s Irish statutory financial statements for the fiscal year ended December 31, 2024 and the reports of the directors and the statutory auditors thereon.
By Order of the Board of Directors,
Jon Lammers
Corporate Secretary
April 1, 2025
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 16, 2025. The Annual Report, Notice of Annual General Meeting, Proxy Statement and Irish Statutory Financial Statements and Related Reports are available by Internet at www.proxyvote.com.
Shareholders in Ireland may participate in the Annual General Meeting by audio link at the offices of Arthur Cox, Ten Earlsfort Terrace, Dublin 2, Ireland, at 8:00 a.m. Irish Standard Time. See “Questions and Answers About the Annual General Meeting and Voting” for further information on participating in the Annual General Meeting in Ireland.
Where The Lanesborough London, Hyde Park Corner, London, SW1X 7TA, United Kingdom
When Friday, May 16, 2025, 8:00 a.m. British Summer Time
Whether or not you plan to attend, we encourage you to vote your shares by submitting a proxy as soon as possible. IF YOU PLAN TO SUBMIT A PROXY, YOU MUST SUBMIT YOUR PROXY BY INTERNET OR TELEPHONE, OR YOUR PRINTED PROXY CARD MUST BE RECEIVED AT THE ADDRESS STATED ON THE CARD, BY NO LATER THAN 11:59 P.M. EASTERN DAYLIGHT TIME ON MAY 14, 2025 (4:59 A.M. BRITISH SUMMER TIME ON MAY 15, 2025) OR, IF YOU ARE A BENEFICIAL OWNER, SUCH EARLIER TIME AS YOUR BANK, BROKER-DEALER, BROKERAGE FIRM, OR NOMINEE MAY REQUIRE.
By Internet You can vote over the internet at www.proxyvote.com.
By Telephone You can vote by telephone from the United States or Canada by calling the telephone number on the proxy card.

By Mail
You can vote by mail by marking, signing and dating your proxy card or voting instruction form and returning it in the postage-paid envelope, which will then be forwarded to nVent Electric plc’s registered address electronically.

Vote in Person If you plan to attend the Annual General Meeting and wish to vote your ordinary shares in person, we will give you a ballot paper at the meeting.

2025 Proxy Statement      5

Proxy Statement for the Annual General Meeting
of Shareholders of nVent Electric plc to be held
on Friday, May 16, 2025

Proxy Statement Summary
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and you should read the entire proxy statement before voting. Proxy materials are being made available on or about April 1, 2025 to our shareholders entitled to vote at the Annual General Meeting.
Voting Matters and Recommendations
Proposal	Board Recommendation	Vote Required	Page Reference
1. Election of Director Nominees	FOR each nominee	Majority of votes cast	11
2. Approve, by Non-Binding Advisory Vote, the Compensation of the Named Executive Officers	FOR	Majority of votes cast	29
3. Recommend, by Non-Binding Advisory Vote, the Frequency of Advisory Votes on the Compensation of Named Executive Officers	ONE YEAR	Alternative receiving greatest number of votes cast	60
4. Ratify, by Non-Binding Advisory Vote, the Appointment of Deloitte & Touche LLP as the Independent Auditor and Authorize, by Binding Vote, the Audit and Finance Committee to Set the Auditor’s Remuneration	FOR	Majority of votes cast	61
5. Authorize the Board of Directors to Allot and Issue New Shares under Irish Law	FOR	Majority of votes cast	64
6. Authorize the Board of Directors to Opt Out of Statutory Preemption Rights under Irish Law	FOR	75% of votes cast	65
7. Authorize the Price Range at which nVent Electric plc Can Re-Allot Treasury Shares under Irish Law	FOR	75% of votes cast	66
Board and Governance Highlights
Director Nominees
For the 2025 Annual General Meeting, our Board has recommended the following director nominees.
			Committee Memberships
Name, Age	Director Since	Independent	Audit and Finance	Compensation and Human Capital	Governance and Sustainability	Gender Diversity	Racial Diversity
Sherry A. Aaholm, 62	2023
Jerry W. Burris, 61	2018
Susan M. Cameron, 66	2018
Michael L. Ducker, 71	2018
Danita K. Ostling, 64	2022
Nicola Palmer, 57	2020
Herbert K. Parker, 66	2018
Greg Scheu, 63	2021
Beth A. Wozniak (CEO), 60	2018
Committee Member:        Committee Chair:
6      nVent Electric plc

Proxy Statement Summary
Overview of the Board
Our Board of Directors (our “Board”) considers a variety of factors described below under “Director Qualifications, Diversity and Tenure” when assessing the qualifications of Board nominees. Eight of our nine nominees are independent, and four have CEO experience. Two of our Board Committee chairs are racially diverse, and our lead director is gender diverse.
(1)
Our director nominees’ average tenure is calculated by full years of completed service based on date of initial appointment or election to our Board.

Board Independence and Diversity	Other Governance Practices

•
All Directors are independent, except our Chair

•
Independent Lead Director with robust responsibilities set forth in our Corporate Governance Principles

•
Independent Directors meet without management present

•
Demonstrated commitment to thoughtful Board refreshment

•
Diversity in Board leadership

•
Board Chair

•
Two Committee Chairs

•
Independent Lead Director

Board Performance
•
Engaged Board with 100% average meeting attendance

•
Annual Board and Committee self-assessments

Shareholder Rights
•
Proxy access for Director nominees

•
No poison pill

•
Stock ownership requirements for officers and Directors

•
Code of Ethics for Directors, officers and employees

•
Annual ethics training for employees, officers and Directors

•
Insider trading and anti-hedging and anti-pledging policy

•
Formal Director orientation and Director continuing education programs

•
Active shareholder outreach and engagement with a history of frequent Director participation

•
Limitations on the number of public company boards on which Directors may serve and consideration of director capacity in approving outside boards

•
Annual sustainability reporting

•
Board and Committee oversight of risk, including those related to Sustainability, AI and cybersecurity matters

•
Regular Board updates on key areas of strategy and risk

•
Board oversight of succession planning for the CEO, executive officers and other key contributors

2025 Proxy Statement      7

Proxy Statement Summary
Executive Compensation Highlights
These executive compensation highlights should be read in connection with the Executive Compensation section of this Proxy Statement, including the Compensation Discussion and Analysis section (see page 32).
Our Compensation Philosophy
The Compensation and Human Capital Committee believes that the most effective executive compensation program aligns executive initiatives with shareholders’ economic interests. The Committee seeks to accomplish this by rewarding the achievement of specific annual and long-term and strategic goals that create lasting shareholder value. The Committee’s specific objectives include:
•
to motivate and reward executives for achieving annual and long-term financial objectives;

•
to align management and shareholder interests by encouraging employee stock ownership;

•
to provide rewards commensurate with individual and company performance;

•
to encourage growth and innovation; and

•
to attract and retain top-quality executives and key employees.

To balance these objectives, our executive compensation program uses the following direct compensation elements:
•
base salary, to provide fixed compensation competitive in the marketplace;

•
annual incentive compensation, to reward short-term performance against specific financial targets; and

•
long-term incentive compensation, to link management incentives to long-term value creation and shareholder return.

The Compensation and Human Capital Committee reviews total compensation for executive officers and the relative levels of each of these forms of compensation against the Committee’s goals. The mix of total direct compensation (shown at target) for 2024 for our Chair and Chief Executive Officer and the average of the other executive officers named in the Summary Compensation Table below (our “Named Executive Officers”) is shown in the charts below.

2024 Target Direct Compensation Mix
8      nVent Electric plc

2025 Proxy Statement      9

EXECUTIVE COMPENSATION TABLES	45
Summary Compensation Table	45
Grants of Plan-Based Awards in 2024	47
Outstanding Equity Awards at December 31, 2024	48
2024 Option Exercises and Stock Vested Table	50
2024 Pension Benefits	50
Nonqualified Deferred Compensation Table	51
Potential Payments Upon Termination or Change in Control	52
Pay Ratio	56
Pay versus Performance	56
Risk Considerations in Compensation Decisions	59
PROPOSAL 3 RECOMMEND, BY NON-BINDING ADVISORY VOTE, THE FREQUENCY OF ADVISORY VOTES ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS	60
Vote Requirement	60
PROPOSAL 4 RATIFY, BY NON-BINDING ADVISORY VOTE, THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITOR OF NVENT ELECTRIC PLC AND TO AUTHORIZE, BY BINDING VOTE, THE AUDIT AND FINANCE COMMITTEE OF THE BOARD OF DIRECTORS TO SET THE AUDITOR’S REMUNERATION	61
Vote Requirement	61
Audit and Finance Committee Pre-approval Policy	62
Fees Paid to Independent Auditors	62
AUDIT AND FINANCE COMMITTEE REPORT	63
PROPOSAL 5 AUTHORIZE THE BOARD OF DIRECTORS TO ALLOT AND ISSUE NEW SHARES UNDER IRISH LAW	64
Vote Requirement	64
PROPOSAL 6 AUTHORIZE THE BOARD OF DIRECTORS TO OPT OUT OF STATUTORY PREEMPTION RIGHTS UNDER IRISH LAW	65
Vote Requirement	65
PROPOSAL 7 AUTHORIZE THE PRICE RANGE AT WHICH NVENT ELECTRIC PLC CAN RE-ALLOT SHARES IT HOLDS AS TREASURY SHARES UNDER IRISH LAW	66
Vote Requirement	66
SECURITY OWNERSHIP	67
QUESTIONS AND ANSWERS ABOUT THE ANNUAL GENERAL MEETING AND VOTING	68
SHAREHOLDER PROPOSALS AND NOMINATIONS FOR THE 2026 ANNUAL GENERAL MEETING OF SHAREHOLDERS	71
IRISH DISCLOSURE OF SHAREHOLDER INTERESTS	72
2024 ANNUAL REPORT ON FORM 10-K	72
REDUCE DUPLICATE MAILINGS	72
APPENDIX A – RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES	73
10      nVent Electric plc

Proposal 1	Elect Director Nominees
The Board recommends a vote FOR each Director nominee
Our Board currently has nine members. On the recommendation of the Governance and Sustainability Committee, the Board has nominated each of the nine individuals named below for election for a one-year term expiring on completion of the 2026 Annual General Meeting. If any of the nominees should become unable to accept election, the proxies named on the proxy card may vote for other persons selected by the Board. Management has no reason to believe that any of the nominees named below will be unable to serve his or her full term if elected.
Biographies of the director nominees follow. These biographies include for each director their ages (as of the date of the filing of this Proxy Statement); their business experience; their publicly held directorships and certain other organizations of which they are, or have been within the past five years, directors; and a discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that each should serve as a director.
The resolutions in respect of this Proposal 1 are ordinary resolutions. The text of the resolutions in respect of Proposal 1 are as follows:
“IT IS RESOLVED, by separate ordinary resolutions, to elect the following nine director nominees for a term expiring on completion of the 2026 Annual General Meeting: Sherry A. Aaholm, Jerry W. Burris, Susan M. Cameron, Michael L. Ducker, Danita K. Ostling, Nicola Palmer, Herbert K. Parker, Greg Scheu, and Beth A. Wozniak.”
Vote Requirement
Under our Articles of Association, the election of each director nominee at this meeting requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual General Meeting. A nominee who does not receive a majority of the votes cast in an uncontested election will not be elected to our Board. Your proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.
The Board recommends a vote FOR election of each Director nominee.
2025 Proxy Statement      11

Proposal 1
Director Nominees Standing for Election
Sherry A. Aaholm

Ms. Aaholm is the retired Vice President and Chief Digital Officer of Cummins, Inc., a global power leader that designs, manufactures, distributes and services diesel, natural gas, electric and hybrid powertrains and powertrain-related components, having served in that role from 2021 until 2024. Previously, she served as Vice President – Chief Information Officer of Cummins, Inc. from 2013 to 2021, and prior to that she served as Executive Vice President, Information Technology of FedEx Services from 1999 to 2012. Ms. Aaholm has over three decades of experience overseeing mission-critical information systems and a depth of experience in technology, cyber and information security, and development of digital and prognostic solutions for manufacturing and physical products. Ms. Aaholm also earned a graduate degree in sustainability. Ms. Aaholm has served on the board of directors of Old Dominion Freight Line, Inc. since 2018.
Qualifications: Ms. Aaholm brings to our Board her decades of experience overseeing mission-critical information systems and her extensive experience in technology and cyber and information security, and development of digital/Internet of Things. Ms. Aaholm also holds a graduate degree in sustainability and our Board benefits from her wealth of knowledge in this area.

Director since 2023 Age 62 Independent
Committees
Audit and Finance
Jerry W. Burris

Mr. Burris is the President and Chief Executive Officer of Midwest Can Company, a manufacturer of portable fuel cans and specialty containers, a position he has held since 2018. Mr. Burris served as President and Chief Executive Officer of Associated Materials Group, Inc., a manufacturer of professionally installed exterior building products, from 2011 to 2014. Prior to that, he served as President, Precision Components of Barnes Group Inc., and was the President of Barnes Industrial, a global precision components business within Barnes Group. Prior to joining Barnes Group, Mr. Burris held a number of senior management positions at General Electric including President and Chief Executive Officer of Advanced Materials Quartz and Ceramics; General Manager of Global Services at GE Healthcare; head of global supply chain sourcing with GE Industrial Systems and Honeywell Integration. During his time with GE, Mr. Burris was also an active leader of GE’s African American Forum. Mr. Burris has served as a director of Midwest Can Company since 2017 and Mohawk Industries, Inc., a global flooring manufacturer, since 2022. During the past five years, Mr. Burris also previously served as a director of Fifth Third Bancorp.
Qualifications: Mr. Burris brings to our Board significant executive leadership experience in management of global manufacturing operations and related processes, such as supply chain management, quality control and product development. Mr. Burris also provides our Board with insight into operating best practices and current developments in a variety of management contexts.

Director since 2018 Age 61 Independent
Committees:
Compensation and Human Capital (Chair)
Governance and Sustainability
12      nVent Electric plc

Proposal 1
Susan M. Cameron (Lead Director)

Ms. Cameron is the retired Chairman and Chief Executive Officer of Reynolds American Inc., a publicly-traded tobacco company, where she served as its Non-Executive Chairman from May 2017 to July 2017, its Executive Chairman from January 2017 to May 2017, and its Chief Executive Officer and member of the Board of Directors from 2014 to 2016. Prior to that, she served as President and Chief Executive Officer from 2004 to 2011 and as a member of Reynolds American Inc.’s board of directors from 2006 to 2011. Prior to joining Reynolds American Inc., Ms. Cameron held various marketing, management and executive positions at Brown & Williamson Tobacco Corporation, a U.S. tobacco company. Ms. Cameron has served as a director of Aramark since 2019, as a director of Tupperware Brands Corporation since 2011 and the Non-Executive Chairman of Tupperware Brands Corporation since 2019.
Qualifications: Ms. Cameron has considerable experience in the executive leadership and marketing functions of a public company. Ms. Cameron also brings to our Board strong leadership skills, marketing and brand leadership expertise, risk management and business continuity experience, and essential insights and perspectives regarding the strategic and operational opportunities and challenges of a global manufacturing business.

Director since 2018 Age 66 Independent
Committees:
Compensation and Human Capital
Governance and Sustainability
Michael L. Ducker

Mr. Ducker is the retired President and Chief Executive Officer of FedEx Freight, a segment of FedEx Corporation, a global provider of supply chain, transportation, business and related information services, having served from 2015 to 2018. From 2009 to 2015 he held the positions of Executive Vice President and Chief Operating Officer and President of International for FedEx Express, a segment of FedEx Corporation, and prior to that he held various executive and management positions with FedEx Express including serving as president of FedEx Express Asia Pacific in Hong Kong and leading the Southeast Asia and Middle East regions from Singapore, as well as Southern Europe from Milan, Italy. Mr. Ducker serves as a director of Amway Corporation, a privately held direct selling business. During the past five years, Mr. Ducker also previously served as a director of U.S. Xpress Enterprises, Inc. and International Flavors & Fragrances Inc.
Qualifications: Mr. Ducker’s significant senior executive and international experience coupled with his extensive expertise in complex global operations and logistics complements the strength of our Board. Mr. Ducker’s prior experience as Chief Executive Officer of FedEx Freight provides him with knowledge of a number of important areas, including leadership, risk assessment, and operational issues.

Director since 2018 Age 71 Independent
Committees:
Compensation and Human Capital
Governance and Sustainability (Chair)
2025 Proxy Statement      13

Proposal 1
Danita K. Ostling

Ms. Ostling is a former partner and senior leader at Ernst & Young LLP, or EY, having served in various leadership roles from 1999 until her retirement in 2021. Ms. Ostling served a broad spectrum of publicly traded and privately held clients on complex issues in accounting, auditing, risk, regulatory and securities registrations. Ms. Ostling’s career with EY spanned 32 years and included serving as the Professional Practice Director for EY’s U.S. East Region from 2015 to 2021, and before that as Deputy Director Global Assurance Professional Practice – Accounting for eight years in London. In addition to her work at EY, Ms. Ostling also served in leadership roles for Citigroup, Inc. and the Financial Accounting Standards Board, or FASB. Ms. Ostling has served as a director of Circle Internet Financial Limited, a global financial technology firm, since 2021, and Dover Corporation, a diversified global manufacturer and solutions provider, since 2023.
Qualifications: Ms. Ostling has extensive expertise in accounting and auditing, with significant experience consulting on complex accounting issues for large global companies and sustainability reporting. She also brings to our board her subject matter expertise with respect to accounting and audit standards, risk management and compliance, and evaluation of cybersecurity breaches and potential accounting and financial controls impacts.

Director since 2022 Age 64 Independent
Committees:
Audit and Finance
Nicola Palmer

Ms. Palmer is the retired Chief Technology Ambassador of Verizon Communications, Inc., a global provider of technology, communications, information and entertainment products and services, having served in that role from 2022 until her retirement in 2023. Previously she served as Chief Product Development Officer from 2019 to 2022, as Chief Network Engineering Officer and Head of Wireless Networks from 2017 to 2018 and as Chief Technology Officer for Verizon Wireless from 2013 to 2017, after having served in technology roles of increasing responsibility for Verizon since 2000. Ms. Palmer has served as a director of NextNav Inc., a leader in next generation positioning, navigation, and timing (PNT) and 3D geolocation, since 2024.
Qualifications: With a career spanning technology, engineering, operations, service management, product development, and strategy/planning, Ms. Palmer has extensive expertise in building, evolving and innovating technology products, platforms and services. She has significant experience in digital business transformation; evaluating acquisitions and investments to drive innovation; and cybersecurity, including governance, assessment, control evaluation, security engineering, incident response and on-going business continuity planning.

Director since 2020 Age 57 Independent
Committees:
Compensation and Human Capital
Governance and Sustainability
14      nVent Electric plc

Proposal 1
Herbert K. Parker

Mr. Parker was Executive Vice President of Operational Excellence for Harman International Industries, Inc., a worldwide developer, manufacturer and marketer of audio products, lighting solutions and electronic systems, from 2015 to 2017, and was the Executive Vice President and Chief Financial Officer of Harman Industries, Inc. from 2008 to 2014. Previously, Mr. Parker served in various financial positions with ABB Ltd. including as Chief Financial Officer of the Americas region. Mr. Parker began his career as a staff accountant with C-E Systems. Mr. Parker has served as a director of each of Apogee Enterprises Inc. and American Axle & Manufacturing since 2018, as a director of TriMas Corporation since 2015 and as the Chairman of the Board of TriMas since 2024.
Qualifications: Mr. Parker has extensive experience in financial and asset management, accounting and audit, and Sarbanes-Oxley controls and compliance for public companies. His experience serving as a financial executive with multiple public companies in many different countries has provided him with extensive leadership experience and subject matter expertise in enterprise risk management, investor relations, operations and international business.

Director since 2018 Age 66 Independent
Committees:
Audit and Finance (Chair)
Greg Scheu

Mr. Scheu is the retired President of the Americas region as well as Head of Group Service and Business Integration of ABB, Inc., a subsidiary of leading global technology company ABB Ltd., having served in those roles from 2015 until his retirement in October 2019. Mr. Scheu also served as a member of ABB Ltd.’s Executive Committee from 2012 until his retirement. From 2013 to 2014, he was ABB Inc.’s Head of Business Integration, Group Service and North America. From 2012 to 2013, he was its Head of Marketing and Customer Solutions. Mr. Scheu joined ABB in 2001 and was responsible for the integration of key acquisitions into ABB. After his retirement from ABB in 2019, Mr. Scheu founded StratPro Partners, a consulting and advisory practice, and is also a senior advisor at Lindsay Goldberg, a private equity firm.
Qualifications: Mr. Scheu brings extensive industry and mergers and acquisitions experience. His service as an executive for the subsidiary of a leading global technology company has provided him with extensive leadership experience and subject matter expertise in enterprise operations and business integrations.

Director since 2021 Age 63 Independent
Committees:
Audit and Finance
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Proposal 1
Beth A. Wozniak (Chair)

Ms. Wozniak has served as our Chair since 2023, and has served as our Chief Executive Officer since the completion of the separation of our company from Pentair plc in 2018. Prior to that, Ms. Wozniak was President of Pentair plc’s Electrical segment from 2017 to 2018, and served as President of Pentair plc’s Flow & Filtration Solutions Global Business Unit from 2015 to 2016. Previously, Ms. Wozniak held various leadership roles at Honeywell International Inc., and its predecessor AlliedSignal, from 1990 to 2015 including as President of the Environmental and Combustion Controls unit of Honeywell International Inc. from 2011 to 2015 and prior to that as President of the Sensing and Controls unit of Honeywell International Inc. from 2006 to 2011. Ms. Wozniak has served as Chair of the Board of Governors of the National Electrical Manufacturers Association (NEMA) since 2024, and prior to that served as NEMA’s Vice Chair since 2022. Ms. Wozniak also previously served as a member of the board of directors of Carrier Global Corporation, a global leader in intelligent climate and energy solutions, from 2021 to 2024.
Qualifications: Ms. Wozniak brings extensive experience in leading complex, global business operations, mergers and acquisitions, risk management and business continuity planning, and contributes leadership expertise and insights to our Board.

Director since 2018 Age 60
Chair since 2023
16      nVent Electric plc

Proposal 1
Director Independence
The Board, based on the recommendation of the Governance and Sustainability Committee, determines the independence of each director and director nominee based upon the New York Stock Exchange, or NYSE, listing standards and the categorical standards of independence included in our Corporate Governance Principles, which can be found at investors.nvent.com/corporate-governance/governance-documents/default.aspx. Based on these standards, the Board has affirmatively determined that all of our non-employee directors and director nominees other than Ms. Wozniak (i.e., Mses. Aaholm, Cameron, Ostling and Palmer, and Messrs. Burris, Ducker, Parker and Scheu) are independent and have no material relationship with us (including our directors and officers) that would interfere with their exercise of independent judgment. The Board has affirmatively determined that Ms. Wozniak (Chair of our Board and Chief Executive Officer) is not independent.
In determining independence, our Board and Governance and Sustainability Committee consider circumstances where a director or director nominee serves as an employee of another company that is a customer or supplier. The Board and Committee have reviewed each of these relationships, which are set forth below. In each case, the relationship involves sales to or purchases from the other company that, for each of 2022 through 2024, were (a) less than the greater of $1 million or 2% of that organization’s consolidated gross revenues during each of 2024, 2023 and 2022; and (b) not of an amount or nature that impeded the director’s exercise of independent judgment.
Director	Relationship(s) Considered
Ms. Aaholm	Retired Vice President and Chief Digital Officer, Cummins, Inc.
Director Qualifications, Diversity and Tenure
The Governance and Sustainability Committee and the Board recognize that the Board’s contributions and effectiveness depend on the character and abilities of each director individually as well as on their collective strengths. Accordingly, the Committee and the Board evaluate candidates based on a number of criteria taking into account issues of judgment, diversity (including gender, racial and ethnic diversity), age, and skills, all in the context of an assessment of the perceived needs of the Board at that point in time. Directors are chosen with a view to bringing to the Board a diversity of experience and backgrounds and establishing a core of business advisers with financial and management expertise. When evaluating candidates for nomination as new directors, the Governance and Sustainability Committee considers, and will ask any search firm that it engages to provide, a diverse set of candidates.
We believe that representation of gender, racial, ethnic, geographical, cultural and other diverse perspectives contributes to our Board’s understanding of the perspectives of our customers, employees, shareholders and other stakeholders. In addition, the Committee and the Board consider the tenure of incumbent directors, with the goal of having a mix of shorter-tenured directors who provide fresh perspectives and longer-tenured directors who provide experience regarding our company and its business.

DIRECTOR NOMINEES
(1)
Our director nominees’ average tenure is calculated by full years of completed service based on date of initial appointment or election to our Board

When considering candidates for election as directors, the Committee and the Board are guided by the following principles, found in our Corporate Governance Principles:
•
at least a majority of the Board must consist of independent directors who meet the NYSE definition of “independent director;”

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Proposal 1
•
each director should be an individual of the highest character and integrity and have an inquiring mind, vision and the ability to work well with others;

•
each director should be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of the responsibilities as a director;

•
each director should possess substantial and significant experience which would be of particular importance to us in the performance of the duties of a director;

•
each director should have sufficient time available to devote to the affairs of our company in order to carry out the responsibilities of a director; and

•
each director should have the capacity and desire to represent the balanced, best interests of our company and our shareholders as a whole and not primarily the interests of a special interest group or constituency and be committed to enhancing long-term shareholder value.

Our policies on director qualifications emphasize our commitment to diversity at the Board level — diversity not only of gender, sexual orientation, race, religion or national origin but also diversity of experience, expertise and training. The Governance and Sustainability Committee in the first instance is charged with observing these policies, and strives in reviewing each candidate to assess the fit of his or her qualifications with the needs of the Board and our company at that time, given the then current mix of directors’ attributes. Board composition, effectiveness and processes are all subject areas of our annual Board self-assessment, which is described in more detail below under “Board and Committee Self-Assessments.”
Listed below are the skills and experience that we consider to be important for our director nominees in light of our current business strategy and culture. The lack of a bullet does not mean the director does not possess that item. Rather, a bullet indicates a specific area of focus or expertise of a director. Please see our director nominees’ biographies, which describe their respective experience, qualifications, attributes and skills relative to this list.
Experience/Qualifications/Attributes/Skills	Board Nominees
	Aaholm	Burris	Cameron	Ducker	Ostling	Palmer	Parker	Scheu	Wozniak
Cybersecurity	•			•	•	•			•
Racial/Ethnic or Gender Diverse Director	•	•	•		•	•	•		•
Sustainability	•	•	•	•	•	•	•	•	•
Financial				•	•	•	•	•	•
Human Capital Management	•	•	•	•		•		•	•
Innovation/Digital/Technology	•	•		•		•		•	•
International Business & Operations	•	•	•	•	•	•	•	•	•
M&A	•	•	•	•	•	•	•	•	•
Operations/Manufacturing	•	•	•	•		•	•	•	•
Relevant Industry		•					•	•	•
Risk Management	•	•	•	•	•	•	•	•	•
Sales & Marketing		•	•	•				•	•
Senior Leadership	•	•	•	•	•	•	•	•	•
Strategy Formation	•	•	•	•		•	•	•	•
Supply Chain/Logistics	•	•		•		•	•	•	•
Racial/Ethnic Diversity (self-identified)
Black/African American		•					•
Caucasian	•		•	•	•	•		•	•
Gender
Male		•		•			•	•
Female	•		•		•	•			•
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Proposal 1
Shareholder Recommendations, Nominations and Proxy Access
Our Corporate Governance Principles provide that the Governance and Sustainability Committee will consider persons properly recommended by shareholders to become nominees for election as directors in accordance with the criteria described above under “Directors Qualifications, Diversity and Tenure.” Recommendations for consideration by the Governance and Sustainability Committee, together with appropriate biographical information concerning each proposed nominee, should be sent in writing to c/o Corporate Secretary, nVent Electric plc, The Mille, 1000 Great West Road, 8th Floor (East), London, TW8 9DW United Kingdom.
Our Articles of Association set forth procedures to be followed by shareholders who wish to nominate candidates for election as directors in connection with an Annual General Meeting. All such nominations must be accompanied by certain background and other information specified in the Articles of Association and submitted within the timing requirements set forth in the Articles of Association. See “Shareholder Proposals and Nominations for the 2026 Annual General Meeting” below for more information.
In addition, eligible shareholders may under certain circumstances be able to nominate and include in our proxy materials a specified number of candidates for election as directors under the proxy access provisions in our Articles of Association. All such nominations must be accompanied by certain background and other information specified in our Articles of Association and submitted within the timing requirements set forth in our Articles of Association. See “Shareholder Proposals and Nominations for the 2026 Annual General Meeting of Shareholders” below for more information.
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Corporate Governance Matters
At nVent, we believe that good governance sets the foundation for success and is key to driving our sustainability strategy forward. Our six Win Right Values — Absolute Integrity, Customer First, Positive Energy, Innovation and Adaptability, Respect and Teamwork, and Accountability for Performance — guide our behaviors and actions. Our values reflect how we do business and interact with those around us, and they are central to our success.
Our values are reflected in our Code of Business Conduct and Ethics. We have policies and programs in place to guide employees in ethical business conduct.
The Board’s Role and Responsibilities, Including Risk Oversight
Risk Oversight
At the direction of our Board, we have instituted an enterprise-wide risk management system to assess, monitor and mitigate risks that arise in the course of our business. Each of our Board Committees focuses on specific risks within its respective area of responsibility, and our Board oversees our overall risk management process. For example:
•
our Audit and Finance Committee focuses on our internal controls, including those relating to information technology, and cyber security, and discusses major enterprise-level risk exposures;

•
our Compensation and Human Capital Committee annually assesses potential risks arising from compensation programs and policies; and

•
our Governance and Sustainability Committee provides oversight regarding our general approach and strategy for addressing sustainability matters and relevant risks.

Our Chief Financial Officer has the primary responsibility to the Board in the planning, assessment and reporting of our risk profile. The Board reviews an assessment of, and a report on, our risk profile on a regular basis.
Oversight in Company Strategy
At least once per year, the Board and senior management engage in an in-depth strategic review of our outlook and strategies which is designed to create long-term shareholder value and serves as the foundation upon which goals are established. Throughout the year, the Board then monitors management’s progress against such goals.
Oversight in Succession Planning
The Board views its role in succession planning and talent development as a key responsibility. At least once annually, usually as part of the annual talent review process, the Board discusses and reviews the succession plans for the Chief Executive Officer position and other executive officers and key contributors. The directors become familiar with potential successors for key management positions through various means, including annual talent reviews, presentations to the Board, and communications outside of meetings. Our succession planning process is an organization-wide practice designed to proactively identify, develop and retain the leadership talent that is critical for our future business success.
Cybersecurity and AI Risk Oversight
nVent has implemented a comprehensive cybersecurity program designed to protect the confidentiality, integrity, and availability of our information systems and data. The program is aligned with the National Institute of Standards and Technology (NIST) Cybersecurity Framework and zero trust model, incorporates industry best practice standards, and includes policies, standards, procedures, controls and technology platforms that help manage cybersecurity risk. As part of nVent’s enterprise-wide risk management system, we have also established an AI governance framework to manage and track data, regulatory and risks associated with AI. Management also reports periodically to the Board and the Audit Committee on AI benefits and risks.
Our Board oversees cybersecurity and AI risk management and is supported by the Audit and Finance Committee of the Board (the “Audit Committee”), which interacts with our executive leadership team, including our Chief Technology Officer and other members of management with respect to cybersecurity and AI risk matters.
The Board and the Audit Committee receive periodic reports from management on the effectiveness of the cybersecurity program and any material cybersecurity incidents that have occurred. The Board and the Audit Committee work with management to help ensure that our cybersecurity program is effective in addressing the risks associated with cybersecurity threats and are committed to continuously improving our cybersecurity program to stay ahead of emerging threats. As part of these efforts, our Chief Executive Officer, Beth Wozniak, has overseen cybersecurity risk assessments and participated in cyber “table top” simulations with both our executive leadership team and with our Board.
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Corporate Governance Matters
Members of our Board have developed cybersecurity oversight experience outside of their membership on the nVent Board. For example:
•
in her prior role with Cummins Inc., Ms. Aaholm has developed extensive knowledge with respect to cybersecurity regulations, risks and standards necessary to appropriately protect and secure company technology assets, including security assessments of third parties;

•
as a former public company auditor and member of other boards, Ms. Ostling has developed experience with respect to cybersecurity policy and governance, risk management, control evaluation and incident management; and

•
in her prior roles, including with Verizon, Ms. Palmer has developed experience relating to cybersecurity governance, assessment, control evaluation, security engineering, incident response and on-going business continuity planning.

Sustainability Oversight and Management
Our Executive Leadership Team has the responsibility, with oversight from our Board and its respective committees, to manage our sustainability strategy, initiatives and risk-management processes, including climate-related risks and opportunities.
The charter of our Board’s Governance and Sustainability Committee describes its role in overseeing sustainability matters, which includes climate-related matters. The charter of our Compensation and Human Capital Committee defines its role in overseeing our human resources and compensation strategies and goals, including those related to company culture, inclusion and diversity. The charter of our Audit and Finance Committee describes its role in reviewing the adequacy and effectiveness of our internal controls, which include those relating to sustainability reporting matters.
nVent management regularly presents to our Board on sustainability matters, and the members of our Board have experience relating to sustainability matters from their respective careers as executives and directors responsible for or overseeing sustainability matters. For example:
•
our Chair and Chief Executive Officer, Ms. Wozniak, is instrumental in our sustainability goal-setting process and assessing our progress and initiatives, and staying abreast of sustainability-related regulations and reporting requirements. Ms. Wozniak actively engages in the creation of our sustainability report, and in her role as an outside director was involved in the review of sustainability initiatives and progress;

•
Ms. Aaholm holds a master’s degree in sustainability from the University of Wisconsin and has extensive experience developing leadership programs. She supports and champions numerous diversity and sustainability programs focused, for example, on addressing the talent and diversity gap in technology and on accelerating gender equality; and

•
Mr. Ducker had extensive involvement in sustainability oversight and management during his career with Fedex, and was a catalyst in these efforts by serving on the first sustainability committee at Fedex.

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Corporate Governance Matters
At nVent, we connect and protect our customers with inventive electrical solutions. We believe that safer systems ensure a more secure world. With this at the center of our mission, we embrace the opportunity and the responsibility in our role as an engaged corporate citizen. We are committed to continuously improving our sustainability efforts and communicating with our stakeholders on our progress. We live sustainability every day through our employees, our operations and our communities, and it is an integrated part of our strategy. We believe our commitment to sustainability and continuous improvement will guide us toward a more sustainable future.
We conducted our first sustainability materiality assessment in 2019, and the feedback we received from both internal and external stakeholders helped us focus on how we can make a meaningful impact in our world. Based on these key insights, we developed our three pillars — People, Products and Planet. We believe our goals within these three pillars demonstrate our commitment to sustainability.
We are driving a culture focused on inclusion, diversity, employee engagement, safety and integrity. We are developing innovative solutions that deliver efficiency, safety and reduced resource consumption, creating a more sustainable future. We are operating with responsible energy, waste and water management practices to help protect natural resources.
We expect to release our next sustainability report in the second quarter of 2025 covering our initiatives and progress during 2024.
Communicating with Shareholders and Other Stakeholders
We believe that maintaining an active dialogue with our shareholders is important to our long-term success. We value the opinions of our shareholders and other stakeholders and welcome their views throughout the year on key issues. See “Shareholder Engagement” above for more detail on our engagement initiatives, including participation by our directors.
If you wish to communicate with the Board, non-management directors as a group or any individual director, including the Lead Director, you may send a letter addressed to the relevant party, nVent Electric plc, c/o Corporate Secretary, The Mille, 1000 Great West Road, 8th Floor (East), London, TW8 9DW United Kingdom. Any such communications will be forwarded directly to the relevant addressee(s).
Policies and Procedures Regarding Related Person Transactions
Our Board has adopted written policies and procedures regarding related person transactions. For purposes of these policies and procedures:
•
a “related person” means any of our directors, executive officers or 5% shareholders or any of their immediate family members; and

•
a “related person transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) in which we were or are a participant and the amount involved exceeds $50,000, and in which a related person had or will have a direct or indirect material interest.

Potential related person transactions must be disclosed in the manner required in our Articles of Association and be brought to the attention of the Governance and Sustainability Committee directly or to the General Counsel for transmission to the Committee. Disclosure to the Committee should occur before, if possible, or as soon as practical after the related person transaction is effected, but in any event as soon as practical after the executive officer or director becomes aware of the related person transaction.
The Committee’s decision whether to approve or ratify a related person transaction is to be made in light of a number of factors, including the following:
•
whether the terms of the related person transaction are fair to us and on terms at least as favorable as would apply if the other party had no affiliation with any of our directors, executive officers or 5% shareholders;

•
whether there are demonstrable business reasons for us to enter into the related person transaction;

•
whether the related person transaction could impair the independence of a director under our Corporate Governance Principles’ standards for director independence; and

•
whether the related person transaction would present an improper conflict of interest for any of our directors or executive officers, taking into account the size of the transaction, the overall financial position of the director or executive officer, the direct or indirect nature of the interest of the director or executive officer in the transaction, the ongoing nature of any proposed relationship, and any other factors the Committee deems relevant.

We had no related person transactions during 2023. To our knowledge, no related person transactions are currently proposed.
Board Structure and Processes
We and our Board are committed to the highest standards of corporate governance and ethics. As part of this commitment, the Board has adopted a set of Corporate Governance Principles that sets out our policies on:
22      nVent Electric plc

Corporate Governance Matters
•
selection and composition of the Board;

•
Board leadership;

•
Board composition and performance;

•
responsibilities of the Board;

•
the Board’s relationship to senior management;

•
meeting procedures;

•
Committee matters; and

•
leadership development.

The Board regularly reviews and, if appropriate, revises the Corporate Governance Principles and other governance instruments, including the charters of its Audit and Finance, Compensation and Human Capital and Governance and Sustainability Committees, in accordance with rules of the Securities and Exchange Commission, or SEC, the NYSE and Irish law. The Board has also adopted a Code of Business Conduct and Ethics and has designated it as the code of ethics for our Chief Executive Officer and senior financial officers.
Copies of these documents are available, free of charge, on our website at https://investors.nvent.com/corporate-governance/governance-documents/default.aspx
Board Leadership Structure
We do not have a policy requiring the positions of Chair of the Board and Chief Executive Officer to be held by different persons. Rather, the Board has the discretion to determine whether the positions should be combined or separated.
At the time of the separation of our company from Pentair plc in 2018, the Board determined that it was in our best interests to separate the positions of Chair of the Board and Chief Executive Officer. Ms. Wozniak served as our Chief Executive Officer and Randall Hogan served as our Chairman until the conclusion of our 2023 Annual General Meeting, when Ms. Wozniak assumed the role of Chair. The Board believes that the current leadership structure works well for a number of reasons, including:
•
we historically have had a super-majority of independent directors;

•
we historically have had an independent member of the Board serve as our Lead Director (see below);

•
our Lead Director has served as an effective communication channel, both between the independent Board members and the Chief Executive Officer as well as among the independent Board members; and

•
our non-management directors meet in executive session without the Chief Executive Officer present at every regular meeting of the Board.

Ms. Cameron serves as our independent Lead Director. Our practice is for our Board to annually select an independent Lead Director whenever the Chair is not an independent director. The Lead Director has the responsibilities set forth in the Corporate Governance Principles, including:
•
chairing the Board in the absence of the Chair;

•
presiding over executive sessions of the Board when the Chair is an employee of our company;

•
in conjunction with the Chair of the Compensation and Human Capital Committee and, when the Chair is not the Chief Executive Officer, the Chair, reporting to the Chief Executive Officer on the Board’s annual review of her performance;

•
in conjunction with the Chair, approving the agenda for Board meetings and Board meeting schedules to assure sufficient time for discussion of all agenda items;

•
in conjunction with the Chair and Committee Chairs, approving information sent to the Board and ensuring an appropriate flow of information to the Directors;

•
holding one-on-one discussions with individual directors where requested by directors or the Board;

•
calling meetings of the independent directors;

•
serving as a liaison between the Chair and the independent directors;

•
if requested by major shareholders, ensuring that the Lead Director, after consultation with the Chief Executive Officer, is available for consultation and direct communication; and

•
carrying out other duties as requested by the Board.

Board and Committee Self-Assessments
The Board annually conducts a self-assessment of the Board and each Committee. The assessment process consists of a written evaluation comprising both quantitative scoring and narrative comments on a range of topics, including the composition and structure of the Board, the type and frequency of communications and information provided to the Board
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Corporate Governance Matters
and the Committees, the Board’s effectiveness in carrying out its functions and responsibilities, the effectiveness of the Committee structure, directors’ preparation and participation in the meetings and the values and culture displayed by the Board members. The evaluation responses are compiled by a third party and shared with the Chair, Lead Director and Governance and Sustainability Committee Chair who led a discussion of the assessment results at the following Board meeting.
In addition, a verbal assessment is conducted at the end of every Board meeting and every Committee meeting, other than those Committee meetings scheduled for the purpose of reviewing quarterly earnings materials.
Board Education
Board education is an ongoing, year-round process, which begins when a director joins our Board. Upon joining our Board, new directors are provided with a comprehensive orientation to our company, including our business, strategy and governance. For example, new directors typically participate in introductory meetings with our senior business and functional leaders. On an ongoing basis, directors receive presentations on a variety of topics related to their work on the Board and within the industry, both from senior management and from experts outside of the company. Directors may also enroll in continuing education programs sponsored by third parties at our expense.
Director Commitments
We encourage our directors to limit the number of other boards (excluding non-profits) on which they serve, taking into account potential board attendance, participation and effectiveness on these boards. In order to permit more effective participation by every director, our Corporate Governance Principles provide that no director should serve on more than four other public company boards, and directors are required to advise our Chief Executive Officer, Chair of the Board and Chair of our Governance and Sustainability Committee before accepting an invitation to serve on another board or on the audit committee of another board. If the position is on the board or the audit committee of a public company, the related director is also required to confirm that he or she has the time and capability, notwithstanding the new position, to fulfill his or her responsibilities as a director of the company. Before our Governance and Sustainability Chair confirms any request, we review any potential conflicts of interest or other matters that may affect the director’s independence.
All of our directors are currently in compliance with the provisions of our Corporate Governance Principles relating to director commitments.
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Corporate Governance Matters
Committees of the Board
The Board has three standing committees comprised solely of independent directors: the Audit and Finance Committee, the Compensation and Human Capital Committee and the Governance and Sustainability Committee. The committee members generally also meet in executive session without management present at each meeting. The number of meetings of the Board and each committee held during 2024 is presented below.
5 Meetings of the nVent Board of Directors
8 Meetings of the Audit and Finance Committee	4 Meetings of the Compensation and Human Capital Committee	4 Meetings of the Governance and Sustainability Committee
Audit and Finance Committee
Members: Herbert K. Parker (Chair), Sherry A. Aaholm Danita K. Ostling and Greg Scheu. All members have been determined to be independent under SEC and NYSE rules.
Role:
The Audit and Finance Committee is responsible for, among other things, assisting our Board with oversight of our accounting and financial reporting processes, oversight of our financing strategy, investment policies and financial condition, audits of our financial statements, and monitoring the effectiveness of our systems of internal control (including information technology and cyber security relating to internal controls), internal audit and risk management (including AI-related risk management). These responsibilities include the integrity of the financial statements, compliance with legal and regulatory requirements, the independence and qualifications of our external auditor and the performance of our internal audit function and of the external auditor. The Committee is directly responsible for the appointment, compensation, evaluation, terms of engagement (including retention and termination) and oversight of the independent registered public accounting firm. The Committee holds meetings periodically with our independent and internal auditors, our Board and management to review and monitor the adequacy and effectiveness of reporting, internal controls, risk assessment and compliance with our policies. The Committee also discusses major enterprise-level risk exposures that may affect our financial statements, operations, business continuity, reputation and the reliability and security of the information technology and cyber security systems owned by us or used in our business operations, discusses with management the steps it takes to monitor and control those exposures, and receives ongoing assessments from our internal audit department regarding our risk management processes.
Report:
You can find the Audit and Finance Committee Report under “Audit and Finance Committee Report” of this Proxy Statement.
Financial Experts:
The Board has determined that all members of the Committee are financially literate under NYSE rules and that each of Mr. Parker and Ms. Ostling qualifies as an “audit committee financial expert” under SEC standards.

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Corporate Governance Matters
Compensation and Human Capital Committee
Members: Jerry W. Burris (Chair), Susan M. Cameron, Michael L. Ducker and Nicola Palmer. All members have been determined to be independent under SEC and NYSE rules.
Role:
The Compensation and Human Capital Committee sets and administers our executive compensation. This includes establishing and reviewing executive base salaries and administering cash bonus and equity-based compensation under the nVent Electric plc 2018 Omnibus Incentive Plan. The Committee also sets the Chief Executive Officer’s compensation based on the Board’s annual evaluation of her performance. In addition, the Committee also monitors developments in director compensation and, as appropriate, recommends changes in director compensation to the Board of Directors. The Committee has engaged an independent compensation consulting firm to aid the Committee in its annual review of our executive compensation programs for continuing appropriateness and reasonableness and to make recommendations regarding executive officer compensation levels and structures, as well as reviewing our director compensation arrangements. In reviewing our compensation programs, the Committee also considers other sources to evaluate external market, industry and peer company practices. Information regarding the independence of the consulting firm is included under “Compensation Discussion and Analysis — Compensation Consultant.” A more complete description of the Compensation and Human Capital Committee’s practices can be found under “Compensation Discussion and Analysis” under the headings “Comparative Framework” and “Compensation Consultant.” The Committee also receives periodic reports from management regarding the effectiveness of our human resources and human capital management strategies and goals, including those related to the recruitment and retention of personnel, talent management, inclusion and diversity and other employment and compensation practices, and our culture.
Report:
You can find the Compensation and Human Capital Committee Report under “Compensation and Human Capital Committee Report” of this Proxy Statement.

Governance and Sustainability Committee
Members: Michael L. Ducker (Chair), Jerry W. Burris, Susan M. Cameron and Nicola Palmer. All members have been determined to be independent under NYSE rules.
Role:
The Governance and Sustainability Committee is responsible for, among other things, identifying individuals qualified to become directors and recommending nominees to the Board for election at Annual General Meetings, and overseeing matters relating to environmental, social and governance matters, including sustainability, health and safety, business ethics, corporate social responsibility, community relations and other public policy and affairs, as well as compliance with our Code of Business Conduct and Ethics. The Committee is also responsible for reviewing annually and recommending to the Board changes to our corporate governance principles and administering the annual Board and Board Committee self-assessment.

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Corporate Governance Matters
Attendance at Meetings
The Board held five meetings in 2024. Members of the Board are expected to attend all scheduled meetings of the Board and the Committees on which they serve and all Annual and Extraordinary General Meetings. In each regularly scheduled Board meeting, the independent directors met in executive session, without the Chief Executive Officer or other members of management present. All directors attended at least 75% of the aggregate of all meetings of the Board and all meetings of the Committees on which they served during the period for which such persons served as directors in 2024, with an average attendance of 100%. All directors attended the 2024 Annual General Meeting.
Director Compensation
Director compensation is recommended by the Compensation and Human Capital Committee and approved by the Board. We use a combination of cash and equity-based incentive compensation to attract and retain qualified directors. Compensation of our directors reflects our belief that a significant portion of directors’ compensation should be tied to long-term growth in shareholder value. Ms. Wozniak, our Chair and Chief Executive Officer, is our only employee director; she receives no separate compensation for her Board service. Directors do not receive fees for meeting attendance.
2024 Director Retainers
The annual cash retainers for non-employee directors’ service on the Board and Board committees in 2024, which were paid on quarterly basis, were as follows:
Board Retainer	$85,000
Lead Director Supplemental Retainer	$30,000
Audit and Finance Committee Chair Supplemental Retainer	$20,000
Compensation and Human Capital Committee Chair Supplemental Retainer	$15,000
Governance and Sustainability Committee Chair Supplemental Retainer	$15,000
Audit and Finance Committee Retainer	$12,500
Compensation and Human Capital Committee Retainer	$7,500
Governance and Sustainability Committee Retainer	$7,500
In December 2024, WTW reviewed our director compensation with the Compensation and Human Capital Committee based on the director compensation practices of our executive compensation peer group (described on page 36). The Compensation and Human Capital Committee recommended, and the Board approved, an increase to the Board retainer from $85,000 to $90,000 for 2025.
2024 Equity Awards
Non-employee directors also receive an annual grant, made in the form of restricted stock units, which generally vest one year after the grant date. Share withholding is allowed to cover the taxes on restricted stock unit vesting. The amount of the annual grant was set at $150,000 in 2024.
During its December 2024 review of director compensation with WTW, the Compensation and Human Capital Committee recommended that the Board increase the amount of the annual grant, effective in connection with the 2025 grants, from $150,000 to $160,000.
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Corporate Governance Matters
Stock Ownership Guidelines for Non-Employee Directors
Directors are restricted from selling nVent ordinary shares until they meet the stock ownership guideline of five times the annual board retainer within five years. Each restricted stock unit represents the right to receive one of our ordinary shares upon vesting and includes one dividend equivalent unit, which entitles the holder to all cash dividends declared on one of our ordinary shares from and after the date of grant. Dividend equivalent units are accrued during the vesting period, and paid to directors in cash at the same time the related restricted stock units vest. Once a director achieves the target ownership level, the director is deemed thereafter to have satisfied ownership guideline, regardless of changes in the price of nVent ordinary shares, until the director disposes of any shares, after which compliance will be re-measured. All directors have met their ownership guideline as of December 31, 2024, except for Ms. Aaholm, who was elected in 2023, and is on track to meet the guideline within 5 years after her initial election or appointment as a director.
Director Compensation Table
The table below summarizes the compensation that we paid to non-employee directors for 2024.
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Sherry Aaholm	97,500	150,019	—	—	—	—	247,519
Jerry W. Burris	115,000	150,019	—	—	—	—	265,019
Susan M. Cameron	130,000	150,019	—	—	—	5,000	285,019
Michael L. Ducker	115,000	150,019	—	—	—	—	265,019
Randall L. Hogan	37,750	150,019	—	—	—	—	187,769
Danita Ostling	97,500	150,019	—	—	—	—	247,519
Nicola Palmer	99,056	150,019	—	—	—	—	249,075
Herbert K. Parker	117,500	150,019	—	—	—	—	267,519
Greg Scheu	97,500	150,019	—	—	—	5,000	252,519

(1)
The amounts in column (c) represent the aggregate grant date fair value, computed in accordance with Accounting Standards Codification Topic 718 (“ASC 718”), of restricted stock units granted during 2024. The assumptions made in valuing stock awards for 2024 are included in Note 16 to our Consolidated Financial Statements in our 2024 Annual Report on Form 10-K and such information is incorporated by reference. As of December 31, 2024, each then-serving non-employee director had the unvested restricted stock units shown in the table below.

Name	Unvested Restricted Stock Units
Sherry Aaholm	1,875
Jerry W. Burris	1,875
Susan M. Cameron	1,875
Michael L. Ducker	1,875
Danita K. Ostling	1,875
Nicola Palmer	1,875
Herbert K. Parker	1,875
Gregory Scheu	1,875

(2)
We have not granted stock options to our non-employee directors. As of December 31, 2024, the following then-serving non-employee directors had the following outstanding stock options: Jerry W. Burris — 5,244. The options reported were originally granted as options to purchase Pentair plc ordinary shares and were converted to options to purchase nVent ordinary shares in connection with the separation of our company from Pentair plc in 2018.

(3)
Amounts shown consist of company contributions to a registered non-profit organization designated by the director.

28      nVent Electric plc

Executive Compensation
Proposal 2	Approve, by Non-Binding Advisory Vote, the Compensation of the Named Executive Officers
The Board recommends a vote FOR approval of the compensation of the Named Executive Officers
In accordance with Section 14A of the Securities Exchange Act of 1934, the Board is asking the shareholders to approve, by non-binding advisory vote, the compensation of the Named Executive Officers disclosed in the sections below titled “Compensation Discussion and Analysis” and “Executive Compensation Tables.” We currently hold these votes annually and expect to hold the next such vote at our 2026 Annual General Meeting.
Executive compensation is an important matter to the Board and the Compensation and Human Capital Committee and to our shareholders. We have designed our executive compensation programs to align executive and shareholder interests by rewarding the achievement of specific annual and long-term goals that create long-term shareholder value. We believe that our executive compensation programs provide competitive compensation that will motivate and reward executives for achieving annual and long-term financial and strategic objectives, provide rewards commensurate with performance to incentivize the Named Executive Officers to perform at their highest levels, encourage growth and innovation, attract and retain the Named Executive Officers and other key executives and align our executive compensation with shareholders’ interests through the use of equity-based incentive awards.
The Compensation and Human Capital Committee has overseen the development and implementation of our executive compensation programs in line with these compensation objectives. The Compensation and Human Capital Committee also continuously reviews, evaluates and updates our executive compensation programs to ensure that we provide competitive compensation that motivates the Named Executive Officers to perform at their highest levels while increasing long-term value to our shareholders.

With these compensation objectives in mind, the Compensation and Human Capital Committee has taken a number of compensation actions to align with our shareholders’ interests, including the following:
•
Annual cash incentives for the Named Executive Officers are based on performance goals that correlate strongly with two primary objectives: profitable growth and consistent, strong cash flow.

•
A significant portion of total compensation is “at risk” if certain performance goals are not satisfied or otherwise subject to our future performance.

•
Executive officers must comply with rigorous stock ownership guidelines.

These and other actions demonstrate our continued commitment to align executive compensation with shareholders’ interests while providing competitive compensation to attract, motivate and retain the Named Executive Officers and other key executives. We will continue to review and adjust our executive compensation programs with these goals in mind to ensure the long-term success of our company and generate increased long-term value to our shareholders.
This non-binding advisory vote gives you an opportunity to express your views about our executive compensation programs. As we further align our executive compensation programs with the interests of our shareholders while continuing to retain key talented executives that drive our company’s success, we ask that you approve the compensation of the Named Executive Officers.
2025 Proxy Statement      29

Executive Compensation
The resolution in respect of this Proposal 2 is an ordinary resolution. The text of the resolution in respect of Proposal 2 is as follows:
“IT IS RESOLVED, that, on a non-binding, advisory basis, the compensation of nVent Electric plc’s Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related disclosures contained in nVent Electric plc’s proxy statement is hereby approved.”
Vote Requirement
Approval, by non-binding advisory vote, of the compensation of the Named Executive Officers requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual General Meeting.
Each of the Board and the Compensation and Human Capital Committee recommends a vote FOR the approval of the compensation of the Named Executive Officers.
Compensation and Human Capital Committee Report
The Compensation and Human Capital Committee has reviewed and discussed the following Compensation Discussion and Analysis with management and, based on such review and discussions, the Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024.
THE COMPENSATION AND HUMAN CAPITAL COMMITTEE
Jerry W. Burris, Chair
Susan M. Cameron
Michael L. Ducker
Nicola Palmer
30      nVent Electric plc

Compensation Discussion and Analysis
Our Named Executive Officers
This Compensation Discussion and Analysis describes the compensation programs and decisions made by the Compensation and Human Capital Committee in regard to the compensation of the following named executive officers (“Named Executive Officers”) for 2024:
Name	Position
Beth A. Wozniak	Chair and Chief Executive Officer
Sara E. Zawoyski	Former Executive Vice President and Chief Financial Officer (until March 31, 2025); current President of Systems Protection (formerly Enclosures)
Martha C. Bennett	Executive Vice President, Chief Marketing Officer
Aravind Padmanabhan	Executive Vice President, Chief Technology Officer
Joseph A. Ruzynski	Former President of Enclosures (until May 31, 2024)
Jon D. Lammers	Executive Vice President, General Counsel and Secretary
Ms. Bennett was appointed as Executive Vice President, Chief Marketing Officer in January 2024. Mr. Ruzynski voluntarily resigned from his position in May 2024, at which point Ms. Zawoyski assumed interim responsibilities for the President of Enclosures (now Systems Protection) in addition to her Executive Vice President and Chief Financial Officer responsibilities. Effective March 31, 2025, Ms. Zawoyski became President of Systems Protection and ceased serving as Executive Vice President and Chief Financial Officer.
Key Business Results and Goals
nVent is a leading global provider of systems protections and electrical connection solutions. We believe our inventive electrical solutions enable safer systems and ensure a more secure world. We connect and protect some of the world’s most critical systems to make them safer, more efficient and resilient. We design, manufacture, market, install and service high performance products and solutions that are helping to build a more sustainable and electrified world. We have a comprehensive portfolio of cable management, control buildings, cooling solutions both liquid and air, electrical connections, enclosures, equipment protection, power connections and power management solutions, and we are recognized globally for quality, reliability and innovation.
Our broad range of products and solutions support data center, industrial, commercial, power utility, renewable energy, infrastructure and energy storage applications around the world. Our solutions help our customers improve system resiliency and protection, increase customer productivity, design for lifespan and serviceability, enhance safety and contribute to more sustainable operations.
Our portfolio of premier, industry-leading brands, some of which have a history spanning over 100 years, includes nVent CADDY, ERICO, HOFFMAN, ILSCO, SCHROFF and TRACHTE.
Our Spark management system defines how we operate. The five elements of Spark are People, Growth, Lean, Digital and Velocity. Together, they provide the mindset and operating system to propel the success of our company. Spark supports the high performance culture we are building at nVent.
•
People are at the core of Spark, positively impacting our business and growing their careers.

•
Growth is the foundation of Spark, driving shareholder, customer and employee value.

•
Lean is the relentless pursuit of eliminating waste and increasing velocity.

•
Digital transforms our products and how we do business, improving both customer and employee experiences.

•
Velocity is increasing speed in all we do for each other and our customers.

2025 Proxy Statement      31

Compensation Discussion and Analysis
2024 Full-Year Results* and Highlights Include:
2024 marked a pivotal year with our strong performance and portfolio transformation. For the full year, we had strong sales growth, expanded margin and delivered robust cash flow. We continued to execute our growth strategy and portfolio transformation in 2024. We launched approximately 90 new products, and our Data Solutions business grew approximately 30 percent. We are transforming our portfolio with the 2024 acquisition of Trachte and recently completed the sale of our Thermal Management business. We are becoming a more focused, higher growth electrical connection and protection leader well positioned with electrification, sustainability and digitalization megatrends.
On January 30, 2025, we completed the sale of the Thermal Management business. The Company is reporting the results of that business as discontinued operations and has reclassified results for all prior periods on a continuing operations basis. Results referenced in this section are on a continuing operations basis unless otherwise stated. “Combined” results referenced in this section reflect continuing operations combined with discontinued operations.
•
Sales from continuing operations of $3.0 billion were up 13% relative to 2023, with acquisitions contributing 10 percent of year-over-year growth.

−
Combined sales of 3.6 billion, up 11%

•
Reported EPS from continuing operations was $1.43, down 48% from $2.73 in the prior year. On an adjusted basis, EPS from continuing operations of $2.49 was up 7% from $2.32 in the prior year.

−
Combined EPS of $1.97; Combined Adjusted EPS of $3.25

•
Full-year net cash provided by operating activities from continuing operations was $501 million and total Free Cash Flow from continuing operations was $427 million.

−
Combined net cash provided by operating activities was $643 million and Combined Free Cash Flow was $562 million

•
We returned approximately $227 million in cash to shareholders through dividends and share repurchases.

•
Our 17% annualized total shareholder return (TSR) as of December 31, 2024 was at the 59th percentile for our compensation comparator group, and 4 percentage points higher than the S&P 400 MidCap Industrials Index (the “S&P 400 Industrials”).

Sales
Our combined sales during 2024 were $3,629 million, up 11% compared to $3,264 million in 2023. Sales is a key metric in our Management Incentive Plan, detailed beginning on page 37.

Adjusted EPS

Full-year combined reported earnings per share (“EPS”) was $1.97 in 2024 compared to $3.37 in 2023. Adjusted EPS was $3.25 in 2024, up 6% compared to $3.06 in 2023. Adjusted EPS is a key metric in our Management Incentive Plan, detailed beginning on page 37.

32      nVent Electric plc

Compensation Discussion and Analysis

Free Cash Flow

Full-year combined net cash provided by operating activities was $643 million and combined free cash flow was $562 million in 2024. This compares to full-year combined net cash provided by operating activities of $528 million and combined free cash flow of $465 million in 2023. Free cash flow is a key metric in our Management Incentive Plan, detailed beginning on page 37.

*
Please see Appendix A for reconciliation of GAAP to non-GAAP financial measures included in this section.

Annualized Total Shareholder Return Performance as of December 31, 2024
Total Shareholder Return = Share Price Appreciation + Dividend Yield (annualized)
Overview of Compensation Program and Objectives
The Compensation and Human Capital Committee sets and administers the policies that govern our executive compensation, including:
•
establishing and reviewing executive base salaries;

•
overseeing our annual incentive compensation plan;

•
overseeing our long-term incentive compensation plan;

•
approving all awards under those plans;

•
annually evaluating risk considerations associated with our executive compensation programs; and

•
annually approving all compensation decisions for executive officers, including those for the Chief Executive Officer and the other Named Executive Officers.

The Committee believes that the most effective executive compensation program aligns executive initiatives with shareholders’ economic interests. The Committee seeks to accomplish this by rewarding the achievement of specific annual and long-term goals that create lasting shareholder value.
The Committee’s specific objectives include:
•
motivating and rewarding executives for achieving annual and long-term financial objectives;

•
aligning management and shareholder interests by encouraging employee stock ownership;

•
providing rewards commensurate with company performance;

•
encouraging growth and innovation; and

•
attracting and retaining top-quality executives and key employees.

2025 Proxy Statement      33

Compensation Discussion and Analysis
To balance the objectives described above, our executive compensation program for 2024 used the following direct compensation elements:
Pay Element	Description	Link to Strategy and Performance
Base Salary	• A fixed level of cash compensation determined based on benchmark data, scope of responsibility, years of experience, and individual performance	• To attract and compensate high-performing and experienced leaders at a compensation level that is competitive in the marketplace
Annual Incentive Compensation	• An opportunity to earn a cash payment based 100% on formulaic determination against pre-established financial and strategic metrics	• To motivate and reward executives for achieving annual goals in key areas of business performance
Long-Term Incentive Compensation (“LTI”)	• Performance Share Units: • 50% of annual LTI • Payout based on Relative TSR
•
Aligns the interests of our executives with shareholders, encouraging long-term prioritization that we believe will increase shareholder value by generating sustained and superior operational and financial performance over an extended period of time

	• Stock Options: • 25% of annual LTI	• Directly aligns the interests of our executives with shareowners. Options only have value for executives if operating performance results in stock price appreciation
	• Restricted Stock Units: • 25% of annual LTI	• Aligns the interest of our executives with shareholders and strengthens key executive retention over relevant time periods to help ensure consistency and execution of long-term strategies
We also provide limited perquisites and other benefits to attract and retain executives over the longer term.
The Committee reviews total compensation for executive officers and the relative levels of each of these forms of compensation against the Committee’s goals. The mix of total direct compensation for 2024 for our Chief Executive Officer and the average of the other Named Executive Officers is shown in the chart on page 37.
Our Compensation Best Practices
What We Do
Comprehensive compensation recovery policy that applies to annual incentive and equity compensation
Rigorous stock ownership requirements and holding periods
Targets for performance metrics aligned to financial goals communicated to shareholders
Alignment of pay and shareholder performance
Engagement of an independent compensation consultant
Limited perquisites

What We Don’t Do
No excise tax gross-ups on change in control payments
No hedging or pledging transactions by executive officers involving our ordinary shares
No backdating or repricing of stock options
No liberal share recycling under stock incentive plan
No delivery or payment of dividends on unvested equity awards
No multi-year compensation guarantees
No employment contracts
No “single trigger” change in control equity vesting (starting in December 2022) or severance

Shareholder Engagement Initiatives and Say on Pay
We value investor feedback and continue to seek feedback through engagement initiatives to align our executive compensation programs with shareholder expectations. We view shareholder engagement as an important and continuous cycle. Throughout 2024, we continued our shareholder engagement initiative pursuant to which members of the Board and management met with shareholders representing approximately 23% of our outstanding ordinary shares on a range of issues. Through these engagements, we received feedback in support of our existing executive compensation programs. In our 2024 advisory vote on the compensation of our Named Executive Officers (“Say-on-Pay”), approximately 97% of the votes cast by our shareholders were cast in favor of our executive compensation “Say-on-Pay.” Given the support we received from shareholders, we did not undertake any material changes to our executive compensation program in response to this vote. The Compensation and Human Capital Committee remains committed to continuing the dialogue with shareholders
34      nVent Electric plc

Compensation Discussion and Analysis
regarding our compensation philosophy and practices and considered the Say-on-Pay vote results in the context of engaging with shareholders and designing our executive compensation programs.
We heard the following themes from our shareholders during our engagement initiatives in 2024:
•
Our executive compensation program reflects pay-for-performance with the majority of pay at risk, utilizes industry market practices and is aligned with our strategic objectives

•
Continued positive feedback on the inclusion of the Environmental, Social, and Governance (ESG) Scorecard in our annual incentive plan

Comparative Framework
In setting compensation for our executive officers, including our Named Executive Officers, the Compensation and Human Capital Committee uses competitive compensation data from an annual total compensation study of selected peer companies (our “Comparator Group”) and other relevant survey sources to inform its decisions about overall compensation opportunities and specific compensation elements. Additionally, the Committee uses multiple reference points when establishing targeted compensation levels. The Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as company, business segment and individual performance, scope of responsibility, critical needs and skill sets, experience, leadership potential and succession planning. The Committee selects companies for inclusion in the Comparator Group based on several important criteria:
•
publicly-traded on a major exchange;

•
similar in business scope and/or operations to our segments and global in nature;

•
within a reasonable revenue range (generally 0.5x to 2x) compared to our revenue;

•
where we compete for talent; and

•
engaged in the same or a similar industry to ours, based on Global Industry Classification Standard (“GICS”) code: electrical components and equipment, electronic components and industrial machinery.

The Committee worked with WTW to develop our Comparator Group for use in setting target compensation for 2024 for our executive officers, including our Named Executive Officers. Our Comparator Group for 2024 included the following 20 peer companies, which had revenues ranging from approximately $1.7 billion to $6.6 billion, with median revenues of approximately $3.5 billion:
Acuity Brands, Inc.	Altra Industrial Motion Corp.	AMETEK, Inc
Atkore Inc.	Belden Inc.	EnerSys
ESAB Corporation	Generac Holdings Inc.	Graco Inc.
Hubbell Incorporated	IDEX Corporation	ITT Inc.
Kennametal Inc.	Lincoln Electric Holdings, Inc.	Littelfuse, Inc.
Regal Rexnord Corporation	Sensata Technologies Holding plc	SPX Corporation
The Timken Company	Woodward, Inc.
Following its annual review of the Comparator Group in preparation for setting 2025 compensation, the Committee removed Altra Industrial Motion Corp. due to its acquisition by Regal Rexnord Corporation.
2025 Proxy Statement      35

Compensation Discussion and Analysis
Compensation Program Elements
We have three elements of total direct compensation: base salary, annual incentives and long-term incentives, which are described below. We also provide limited perquisites (see page 41) and standard retirement and health and welfare benefits (see page 42).

2024 Target Direct Compensation Mix(1)
(1)
Target Direct Compensation Mix for our Named Executive Officers was calculated using their December 31 base salary, 2024 target annual incentive compensation and 2024 target long-term incentive compensation.

Base Salaries
We provide each Named Executive Officer with a fixed base salary. In setting base salaries, the Compensation and Human Capital Committee generally references comparable positions at peer companies based on available market data, which include published survey data and proxy statement data for our Comparator Group. The Committee considers compensation at comparable companies, and does not set base salaries based on a particular peer group benchmark or any single factor. Differences in base salaries among the Named Executive Officers are determined by the Committee based on numerous factors such as competitive conditions for the Named Executive Officer’s position within the Comparator Group and in the broader employment market, as well as the Named Executive Officer’s level of responsibility, experience and individual performance.
Following a detailed review of each Named Executive Officer’s base salary prior to 2024, the Committee approved the following 2024 base salaries effective as of March 1, 2024 to reflect their performance, responsibility, and market competitiveness:
Named Executive Officer	2023 Base Salary	2024 Base Salary
Beth A. Wozniak	$1,020,440	$1,050,000
Sara E. Zawoyski	$550,000	$583,000
Martha C. Bennett(1)	n/a	$440,000
Aravind Padmanabhan	$500,000	$520,000
Joseph A. Ruzynski	$510,000	$540,600
Jon D. Lammers	$525,000	$540,750

(1)
2024 Base Salary for Ms. Bennett was effective as of her start date of January 8, 2024.

Annual Incentive Compensation
To provide competitive compensation to attract and retain top talent while linking pay to annual performance, we pay a portion of our executives’ cash compensation as incentive compensation tied to annual business performance as measured against annual goals established by the Compensation and Human Capital Committee.
In 2024, we provided cash annual incentive compensation to our executive officers, including the Named Executive Officers, under our Management Incentive Plan (“MIP”). MIP awards were granted under the nVent Electric plc 2018 Omnibus Incentive Plan.
36      nVent Electric plc

Compensation Discussion and Analysis
Targets
Each Named Executive Officer’s targeted level of incentive compensation opportunity under the MIP is set as a percentage of base salary, based on the Committee’s review of its independent advisor’s recommendations, relevant survey data and, in the case of Named Executive Officers other than the Chief Executive Officer, the recommendations of the Chief Executive Officer. The Committee generally sets each executive’s target incentive compensation opportunity with reference to the Comparator Group’s target payouts and does not set target incentive compensation opportunities based on a particular peer group benchmark or any single factor.
The target incentive compensation opportunity set by the Committee for each Named Executive Officer varies depending on a wide range of factors, including competitive conditions for the Named Executive Officer’s position within the Comparator Group and in the broader employment market, as well as the Named Executive Officer’s performance, level of responsibility and experience. An executive officer’s base salary multiplied by the incentive compensation opportunity percentage establishes the target incentive compensation for which the executive officer is eligible.
In December 2023, the Committee undertook its annual review of targeted levels of annual incentive compensation opportunities and approved increases in February 2024 to reflect market practices for the following Named Executive Officers: Ms. Wozniak’s from 125% to 130% of base salary and Mr. Padmanabhan’s from 80% to 85% of base salary.
These incentive compensation targets as a percentage of salary and a dollar amount, based on the annual base salary in effect on December 1, 2024 (or, for Mr. Ruzynski, on his annual base salary in effect at the time of his resignation in May 2024), were as follows:
	2024 Target (% of Base Salary)	2024 Target ($)
Beth A. Wozniak	130%	1,365,000
Sara E. Zawoyski	90%	524,700
Martha C. Bennett(1)	65%	280,530
Aravind Padmanabhan	85%	442,000
Joseph A. Ruzynski(2)	90%	486,540
Jon D. Lammers	80%	432,600

(1)
Target dollar amount for Ms. Bennett reflects proration based on her start date of January 8, 2024.

(2)
Mr. Ruzynski was not eligible to receive an annual incentive payout for 2024 due to his resignation in May 2024.

Actual incentive compensation awarded to each Named Executive Officer may range from 0% to 200% of target, depending on actual company performance, as described below.
2024 MIP Performance Metrics
For the 2024 MIP, the Committee approved, based on recommendations of our Chief Executive Officer, the following performance measures, which applied to each of our Named Executive Officers: Revenue, Adjusted Earnings Per Share, Free Cash Flow, and the Environmental, Social and Governance (ESG) Scorecard, each measured with respect to enterprise-wide performance.
The performance goals that applied to each of our Named Executive Officers, as well as the weight assigned to each performance goal and the corresponding payout levels, were as follows:
Performance Measure	Weight (%)	Threshold (Required for any payout; payouts begin at 50%)	Target (100% payout)	Maximum Performance (200% payout)
Revenue (gross sales less applicable deductions for discounts, returns, and price adjustments)	30	$3,353 million	$3,605 million	$3,857 million
Adjusted Earnings Per Share	30	$2.91	$3.27	$3.63
Free Cash Flow (cash from operating activities less capital expenditures, plus proceeds from sale of property and equipment)	25	$446 million	$524 million	$629 million
ESG Scorecard	15	See following discussion
The 2024 ESG Scorecard was weighted at 15% of the total potential payout for all MIP participants, including our Named Executive Officers. The metrics selected for the scorecard were intended to help drive progress towards the sustainability goals disclosed in our Sustainability Report. Sustainability is an essential part of our business strategy and we are dedicated to continuously improving our efforts. Our scorecard is structured to help drive year-over-year improvement.
2025 Proxy Statement      37

Compensation Discussion and Analysis
The performance measures used in the ESG Scorecard included employee engagement (based on survey scores), diverse candidate slates, diversity of our professional populations (both in the U.S. and globally) and reduction in CO2 emissions. The target levels for these performance goals were aligned with the enterprise objectives in our annual operating plan, with thresholds below which no incentive compensation would be earned, maximum levels at which 200% of target incentive compensation would be earned, and scaled payouts from 50% at the threshold to 200% at the maximum.
Payouts
The actual incentive compensation of each Named Executive Officer was determined by multiplying the eligible target incentive compensation amount by a multiplier determined as described above. For 2024, actual results as measured by the performance goals under the MIP for each of our Named Executive Officers were as follows:
Financial Performance Measure	Weight (%)	2024 Results	Payout (%)	Weighted Payout (%)
Revenue (As Adjusted for factors specified below)	30	$3,511 million	81%	24%
Adjusted EPS (As Adjusted for factors specified below)	30	$3.25	97%	29%
Free Cash Flow	25	$562 million	136%	34%
Total for Financial Performance	85		103%	88%
For the ESG Scorecard component of the MIP, representing 15% of the total MIP opportunity, the Committee evaluated our 2024 performance relative to employee engagement (based on survey scores), diverse candidate slates, diversity of our professional populations (both in the U.S. and globally) and reduction in CO2 emissions, and determined that, due to satisfactory performance in the area of employee engagement and strong performance in the areas of diverse candidate slates and reduction in CO2 emissions, a payout of 66% of target (representing, after application of 15% weighting, 10% of the total MIP payout) was appropriate.
Based on these outcomes with respect to the financial performance measures and the ESG Scorecard, the Committee approved the following total MIP payout for 2024:
Payout as a % of Target (%)
Total MIP Payout	98%
Adjustments to revenue for factors specified in MIP included foreign exchange impact ($6 million) and revenue contributed from acquisitions (-$124 million). Adjustments to EPS for factors specified in the MIP included: restructuring and other charges ($9 million), intangible asset amortization ($106 million), certain acquisition related costs ($14 million), separation costs ($32 million), impairment of equity investments ($9 million), release of guarantee liability (-$13 million), amortization of bridge financing debt issuance costs ($2 million), pension mark-to-market gain ($1 million), pro forma depreciation expense for assets classified as held-for-sale (-$5 million) and income tax adjustments ($62 million).
Based on the foregoing, the Named Executive Officers received the MIP payouts that are reflected in the “Non-Equity Incentive Plan Compensation” column under “Executive Compensation Tables-Summary Compensation Table.” The Committee reviews and certifies our level of achievement for each performance measure before any payments are made. Under the terms of the MIP, the Committee has discretion to adjust any Named Executive Officer’s annual cash bonus prior to payment.
Long-Term Incentive Compensation
We believe the long-term incentive compensation is an important element of executive compensation tied to building and sustaining our company’s value through ordinary share performance over time.
38      nVent Electric plc

Compensation Discussion and Analysis
2024 Long-Term Incentive Awards
The mix of long-term incentive award types for our Named Executive Officers in 2024 (excluding sign-on awards) was as follows:

Equity Mix
In keeping with its philosophy that executive compensation must be tied to building and sustaining value through ordinary share performance over time, the Compensation and Human Capital Committee establishes long-term incentive compensation targets with reference to both published survey data and data from our Comparator Group. The Committee does not set award levels based on a particular peer group benchmark or any single factor. Rather, the Committee seeks to provide appropriate retention and performance incentives based on a wide range of factors, such as competitive conditions for the Named Executive Officer’s position with the Comparator Group and in the broader employment market, as well as the Named Executive Officer’s level of responsibility, experience, and individual performance.

Consistent with that approach, in 2024, the Committee referenced benchmark data (including compensation surveys, Comparator Group information, and other data provided by WTW) in setting target dollar award levels for each Named Executive Officer and for each position or grade level.
The following table shows the target value of the 2024 long-term incentive compensation awards granted to the Named Executive Officers:
2024 Target Annual Award Opportunity ($)
Beth A. Wozniak	7,000,000
Sara E. Zawoyski	2,100,000
Martha C. Bennett(1)	500,000
Aravind Padmanabhan	1,100,000
Joseph A. Ruzynski	1,700,000
Jon D. Lammers	975,000

(1)
Ms. Bennett received an annual long-term incentive award of $500,000. In addition, she received a sign-on grant of $750,000 in restricted stock units in connection with the commencement of her employment in January 2024 in consideration of long-term incentive forfeitures with her prior employer.

The Committee approved in February 2024 (or in November 2023, in the case of Ms. Bennett) the elements and mix of long-term incentive compensation granted effective March 1, 2024 under the nVent Electric plc 2018 Omnibus Incentive Plan. The Committee granted all then-serving Named Executive Officers a mix of the following components: stock options, restricted stock units, and performance share units.
For 2024, the Committee maintained the long-term incentive award mix of 50% performance share units, 25% stock options, and 25% restricted stock units (excluding sign-on awards). The components had the features described below:
•
Performance share units: Each performance share unit represents the right to receive one of our ordinary shares at the end of a three-year performance period if specified performance goals are achieved. Similar to restricted stock units, performance share units include dividend equivalent units that are accrued during the vesting period, and paid to participants in cash at the same time as, and only to the extent that, the related performance share units vest. For the performance share units granted in 2024 relating to the 2024-2026 performance period, the Compensation and Human Capital Committee approved TSR relative to the S&P 400 Industrials, measured at the end of the third year of the performance period, as the performance measure because the Committee believes it helps ensure continued alignment of our executives’ incentives with the interests of our shareholders, and supports our focus on growing the business. The performance goal and corresponding payout levels for the performance share units granted in 2024 are as follows:

Metric	Weight	Threshold (50% payout)	Target (100% payout)	Superior Performance (200% payout)
Relative TSR	100.0%	25th percentile	50th percentile	75th percentile
2025 Proxy Statement      39

Compensation Discussion and Analysis
Payouts are interpolated for performance between threshold and target and between target and maximum. If performance share units are earned but absolute TSR is negative, the amount of shares earned cannot exceed target payout.
•
Stock options: Each stock option has a term of ten years, with one third of options vesting on each of the first, second, and third anniversaries of the grant date.

•
Restricted stock units: Each restricted stock unit represents the right to receive one of our ordinary shares upon vesting and includes one dividend equivalent unit, which entitles the holder to a cash payment equal to all cash dividends declared on our ordinary shares from and after the date of grant. Dividend equivalent units are accrued during the vesting period and paid to participants in cash at the same time as, and only to the extent that, the related restricted stock units vest. One-third of the restricted stock units vest on each of the first, second, and third anniversaries of the grant date.

The total number of shares subject to all the performance share units, stock options and restricted stock units, and the values of the awards, granted to the Named Executive Officers in 2024 are reflected under “Executive Compensation Tables-Grants of Plan-Based Awards in 2024.” The value of restricted stock units that vested for each Named Executive Officer in 2024 and the value of options exercised by each Named Executive Officer in 2024 are shown in the table under “Executive Compensation Tables-2024 Option Exercises and Stock Vested Table.”
Achievement under 2022-2024 PSUs
The Committee granted stock settled performance share units to the Named Executive Officers in 2022, relating to the three-year performance period 2022-2024. Each performance unit entitled the holder to one ordinary share following the end of the three-year performance period if we achieved specific company performance goals on metrics established by the Committee. The performance metric selected by the Committee for the 2022-2024 performance period was TSR relative to the S&P 400 Industrials. Payouts would be scaled for performance between threshold and target and between target and maximum.
The Committee reviewed and approved the performance share units for the 2022-2024 performance period as reflected in the chart below:
Metric	Weight	Threshold (50% payout)	Target (100% payout)	Maximum (200% payout)	Result	Payout
TSR Relative to the S&P 400 Industrials	100%	25th percentile	50th percentile	75th percentile	82nd percentile	200%
Perquisites and Other Personal Benefits
We provide limited benefits and perquisites to executive officers that are not available to the general employee population in the form of occasional personal use of event tickets when such tickets are not being used for business purposes, and a limited financial counseling benefit, for which, in both cases, we have no aggregate incremental cost, as well as one executive physical per year for preventative care. Additionally, spouses or guests of executive officers may be provided travel and/or entertainment benefits related to business events at which their attendance is expected and appropriate, such as company recognition events or trips, or social events held for marketing or other business purposes. Each of our Named Executive Officers is also eligible to receive an annual reimbursement up to $350 for costs incurred for identity theft protection services. We also make charitable contributions to registered nonprofit organizations on behalf of each of our Named Executive Officers. Other than with regard to the charitable contributions, these benefits are generally provided with little or no incremental cost to the Company.
Stock Ownership Guidelines
The Compensation and Human Capital Committee has established stock ownership guidelines for the Named Executive Officers and other executives to motivate them to become significant shareholders, to further encourage long-term performance and growth, and to align their interests with those of shareholders. The Compensation and Human Capital Committee monitors executives’ compliance with these guidelines and periodically reviews the definition of “stock ownership” to reflect the practices of companies in the Comparator Group. “Stock ownership” currently includes ordinary shares owned by the officer both directly and indirectly, the pro-rated portion of the officer’s unvested restricted stock units, shares held by the officer in his or her qualified retirement plan account, and shares acquired under our employee stock purchase plan. Stock ownership does not include performance share units until they are earned at the end of the performance period. The Committee determined that, over a period of five years from appointment, certain executives should accumulate and hold ordinary shares equal to specified multiples of base salary. Once the executive has achieved the target ownership level, the executive will be deemed thereafter to have satisfied the target ownership level, regardless of changes in the price of the ordinary shares, until such time as the executive disposes of any shares, after which compliance will be re-measured.
40      nVent Electric plc

Compensation Discussion and Analysis
The multiples of base salary required by the guidelines are as follows:
Executive Level	Stock Ownership Guidelines (as a multiple of salary)
Chief Executive Officer	6.0x base salary
Executive Vice President and Chief Financial Officer	3.0x base salary
Executive Vice President and Chief Human Resources Officer;
Executive Vice President and General Counsel and Secretary;
Executive Vice President and Chief Technology Officer;
Executive Vice President and Chief Marketing Officer;
Segment Presidents	2.5x base salary
Other key executives	2.0x base salary
All Named Executive Officers then serving met their respective ownership guideline as of December 31, 2024 except Ms. Bennett, who was hired in 2024 and is on track to meet the guideline within 5 years from her hire date.
Equity Holding Policy
We maintain an equity holding policy under which executive officers subject to our stock ownership guidelines are required to retain 100% of the net number of shares acquired under equity awards until the ownership guidelines are satisfied. This policy may be waived to the extent its application to any individual executive officer would cause undue hardship to the executive officer.
Compensation Recovery Policy
We maintain a clawback policy that is designed to comply with the SEC’s regulations and the implementing New York Stock Exchange listing standards. This policy provides that, if we are required to prepare a qualifying accounting restatement, then, unless an exception applies, we will recover reasonably promptly the excess of (1) the amount of incentive-based compensation received by a person who served as a covered officer at any time during the applicable performance period during the three completed years immediately preceding the date we are required to prepare the accounting restatement over (2) the amount that would have been received had it been determined based on the restated financials. In addition, all nVent employees who receive incentive compensation under the nVent Electric plc 2018 Omnibus Plan are subject to an additional forfeiture policy that requires forfeiture or cancellation of all awards and grants of every type, whether or not then vested on the employee’s last day of service if the employee’s termination was due to (a) a material violation of our policies, including any policy contained in our Code of Business Conduct, (b) embezzlement from, or theft of property belonging to us or any of our affiliates, (c) willful failure to perform, or gross negligence in the performance of, or failure to perform, assigned duties, or (d) other intentional misconduct whether related to employment or otherwise, which has, or has the potential to have, a material adverse effect on our business or the business of our affiliates.
Insider Trading Policy
We maintain an insider trading policy governing the purchase, sale and/or other disposition of our securities, that applies to our employees, including executive officers, directors, their family members and anyone designated to engage in securities transactions on their behalf, as well as nVent itself. This policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any applicable NYSE listing standards.
Our insider trading policy also prohibits these individuals from engaging in hedging or pledging transactions involving our ordinary shares or other nVent securities. It prohibits purchasing financial instruments, including prepaid variable forward contracts, equity swaps and collars, or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of nVent securities. Transactions designed to facilitate portfolio diversification, such as exchange funds, are permitted for non-management directors but not employees.
Retirement and Other Benefits
Our Named Executive Officers and other eligible executives and employees may participate in a qualified retirement plan and a nonqualified deferred compensation plan, both of which are described below. Ms. Wozniak is also eligible to participate in a Supplemental Executive Retirement Plan, which is described below under “Executive Compensation Tables — Pension Benefits.” We also provide other benefits such as medical, dental, life insurance and disability coverage to substantially all of our full-time U.S. salaried employees, including the Named Executive Officers. We aim to provide employee and executive benefits at levels that reflect competitive market levels.
2025 Proxy Statement      41

Compensation Discussion and Analysis
Qualified Retirement Plan
For 2024, our U.S. employees, including our Named Executive Officers, were eligible to participate in the nVent Management Company Retirement Savings and Investment Plan (“nVent RSIP”), a tax-qualified 401(k) retirement savings plan under which they could contribute amounts of their base salary and incentive compensation up to specified limits. For 2024, we matched an amount equal to one dollar for each dollar contributed on a pre-tax basis to the nVent RSIP by participating employees on the first 5% of their regular earnings to incent employees to make contributions to our retirement plan.
Amounts deferred, if any, under the nVent RSIP by the Named Executive Officers are included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns under “Executive Compensation Tables-Summary Compensation Table.” Amounts contributed by us to the nVent RSIP for the Named Executive Officers are included in the “All Other Compensation” column under “Executive Compensation Tables-Summary Compensation Table.”
Medical, Dental, Life Insurance and Disability Coverage
Employee benefits such as medical, dental, life insurance and disability coverage are available to all full-time U.S.-based participants through our active employee plans. In addition to these benefits for active employees, we provide post-retirement medical and dental coverage to certain retirees in accordance with the legacy company plans which applied at the time the employees were hired. We provide up to one and a half times annual salary (up to $1,000,000) in life insurance, and up to $15,000 per month in long-term disability coverage. The value of these benefits is not required to be included in the Summary Compensation Table since they are made available to all full-time U.S. salaried employees.
Other Paid Time-Off Benefits
We also provide vacation and other paid holidays to all employees, including the Named Executive Officers, which we have determined to be comparable to those provided at other large companies.
Deferred Compensation
We sponsor a non-qualified deferred compensation program, called the Sidekick Plan, for our U.S. executives within or above the pay grade that has a midpoint annual salary of $247,000 in 2024. This plan permits executives to defer up to 25% of their base salary and 75% of their annual cash incentive compensation. Executives also may defer receipt of restricted stock units and/or performance share units. We normally make contributions to the Sidekick Plan on behalf of participants with respect to each participant’s contributions from that portion of his or her income above the maximum imposed by the U.S. Internal Revenue Code of 1986, as amended (the “Code”), which was $345,000 in 2024, but below the Sidekick Plan’s compensation limit of $700,000. These contributions mirror the contribution rates under the RSIP. Please see the narrative following the “Nonqualified Deferred Compensation Table” below for additional information on our contributions.
Participants in the Sidekick Plan may invest their account balances in a number of possible mutual fund investments. Fidelity Investments Institutional Services Co. provides these investment vehicles for participants and handles all allocation and accounting services for the Plan. We do not guarantee or subsidize any investment earnings under the Plan, and our ordinary shares are not a permitted investment choice under the Plan, although deferred restricted stock units and performance share units are automatically invested in shares.
Amounts of cash compensation deferred, if any, under the Sidekick Plan by the Named Executive Officers are included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns under “Executive Compensation Tables-Summary Compensation Table.” Our contributions allocated to the Named Executive Officers under the Sidekick Plan are included in the “All Other Compensation” column under “Executive Compensation Tables-Summary Compensation Table.”
Severance and Change-in-Control Benefits
We provide severance and change-in-control benefits to selected executives to provide for continuity of management upon a threatened or completed change in control. These benefits are designed to provide economic protection to key executives following a change in control of our company so that our executives can remain focused on our business without undue personal concern. We believe that the security that these benefits provide helps our key executives to remain focused on our ongoing business and reduces the key executive’s concerns about future employment. We also believe that these benefits allow our executives to consider the best interests of our company and its shareholders due to the economic security afforded by these benefits. We do not provide excise tax gross-ups. We currently provide only the following severance and change-in-control benefits to our executive officers:
•
We have agreements with our key corporate executives and other key leaders, including all Named Executive Officers, that provide for contingent benefits upon a change in control or upon a covered termination following a change in control.

•
The nVent Electric plc 2018 Omnibus Incentive Plan provides that, upon a change in control, all options, restricted stock and restricted stock units that were granted before December 11, 2022 and are unvested become fully vested; all performance awards (other than annual incentive awards) that were granted before December 11, 2022 are paid in full

42      nVent Electric plc

Compensation Discussion and Analysis
based on performance at the better of target or trend; and all annual incentive awards are paid based on full satisfaction of the performance goals (i.e., target). In December 2022, the Compensation and Human Capital Committee approved an update to the change-in-control provision included in our equity-based award agreements for any awards granted after December 11, 2022 to provide for double trigger vesting of such awards on a change in control, such that vesting will not be accelerated to the extent the awards are assumed or substituted for by the acquirer in the transaction. If an outstanding award is not assumed or substituted for upon a change in control, the award will become immediately vested.
•
If an employee’s employment is involuntarily terminated for a reason other than cause, death or disability, or if an employee who is a Board-appointed corporate officer voluntarily terminates employment for good reason, then the employee’s outstanding awards under the nVent Electric plc 2018 Omnibus Incentive Plan will be eligible for continued or accelerated vesting as described below under “Executive Compensation Tables-Potential Payments Upon Termination or Change In Control.”

•
Upon certain types of terminations of employment (other than a termination following a change in control), severance benefits may be paid to the Named Executive Officers under our Severance Plan for Executives described below (the “Severance Plan”).

We explain these benefits more fully below under “Executive Compensation Tables-Potential Payments Upon Termination or Change In Control.”
nVent Management Company maintains a Severance Plan, under which our executives, including our Named Executive Officers, are eligible to receive severance benefits in the event of a qualifying termination of employment to the extent the terms and conditions of the Severance Plan are satisfied. In the event of a qualifying termination of the employment of any of our Named Executive Officers and the satisfaction of the Severance Plan’s terms and conditions, the severance benefits would be equal to the product of (1) a severance multiplier and (2) the sum of the Named Executive Officer’s base salary and target annual bonus. The severance multiplier is two for our Chief Executive Officer and one and one-half for our other Named Executive Officers. The affected Named Executive Officer would also continue to be eligible to participate in our health plan at his or her active employee rate for a benefit continuation period of 24 months for our Chief Executive Officer and 18 months for our other Named Executive Officers. We may, in our discretion, pay for the cost of outplacement services for up to 12 months. As a condition for eligibility for the Severance Plan, participants must complete a participation agreement under which, to the extent permissible under applicable law, they agree to comply with customary restrictive covenants, in the case of our Named Executive Officers, for 24 months.
Impact of Tax Considerations
The Compensation and Human Capital Committee considers the tax deductibility of the compensation it approves for its Named Executive Officers, including the $1 million deduction limit imposed by Section 162(m) of the Code. The Committee intends to set compensation for our executive officers at levels it believes are necessary to attract, motivate, retain and reward executives, even if a portion of such compensation is not deductible as a result of Section 162(m). The Committee also considers the impact of other tax provisions, such as the restrictions on deferred compensation set forth in Section 409A of the Code, and attempts to structure compensation in a tax-efficient manner, both for the Named Executive Officers and for our company.
Compensation Consultant
During 2024, the Compensation and Human Capital Committee continued to retain WTW, an external compensation consultant, to advise the Committee on executive compensation issues. See “Corporate Governance Matters — Committees of the Board — Compensation and Human Capital Committee.” The Committee evaluated the independence of WTW and the individual representatives of WTW who served as the Committee’s consultants based on the factors required by the NYSE. The only other services provided by WTW in 2024 to our company in addition to its service as compensation consultant to the Committee was a de minimis amount of retirement consulting, health & benefits consulting, and published compensation surveys through its Data Services business.
At the direction of the Committee, WTW advises the Committee in implementing and overseeing appropriate compensation programs and policies. As part of this process, WTW provides the Committee with comparative market data based on analyses of the practices of the Comparator Group defined above under “Comparative Framework” and relevant survey data. The comparative market data that WTW provides address the structure of the compensation programs maintained by the Comparator Group companies as well as the amount of compensation they provide. WTW provides guidance on industry best practices and compensation program design, and advises the Committee in determining the Comparator Group and appropriate ranges for base salaries, annual incentives and equity compensation for each senior executive position.
2025 Proxy Statement      43

Compensation Discussion and Analysis
Evaluating the Chief Executive Officer’s Performance
The Board and the Compensation and Human Capital Committee employ a formal rating process to evaluate the Chief Executive Officer’s performance. As part of this process, the Board reviews financial and other relevant data related to the performance of the Chief Executive Officer at each meeting of the Board throughout the year. At the end of the year, each non-management director provides an evaluation and rating of the Chief Executive Officer’s performance in various categories. The Committee Chair submits a consolidated rating report and the Committee’s recommendations regarding the Chief Executive Officer’s compensation to the non-management directors for review and ratification. The Chair of the Committee and the Lead Director lead a discussion with the directors in executive session without the Chief Executive Officer present. From that discussion, the Committee finalizes the Chief Executive Officer’s performance rating. The Chair of the Committee and the Lead Director review the final performance rating results and commentary with the Chief Executive Officer. The Committee takes the performance rating and financial data into account in determining the Chief Executive Officer’s compensation and the approval of goals and objectives for the Chief Executive Officer for the following year.
Equity Award Practices
We grant annual equity-based awards on the first day on which the NYSE is open for trading in March each year. As a rule, the Compensation and Human Capital Committee grants awards to newly hired or promoted executives that are effective the earlier of the 10th of the month following the date of hire or promotion or the 10th of the month following the date of the Committee meeting at which the grant is approved. If the 10th day of such month is a day on which the NYSE is not open for trading, then the grant date will be the next day on which the NYSE is open for trading. The Committee also may consider and approve other interim or mid-year grants, or grants made on another basis, from time to time based on business needs, changing compensation practices or other factors, in the discretion of the Committee. Under our current process, the Committee has also given the Chief Executive Officer discretion to grant equity awards to non-executive officers as required throughout the year (other than normal annual grants, which are granted by the Committee) within the guidelines of the nVent Electric plc 2018 Omnibus Incentive Plan, up to a maximum grant date value of $4,000,000 total for 2024. The Chief Executive Officer provides a summary report to the Committee disclosing the aggregate awards granted by the Chief Executive Officer during the preceding fiscal year. All options are granted with an exercise price equal to fair market value based on the closing share price on the effective day of grant. Neither the Committee nor our Chief Executive Officer takes into account material nonpublic information in determining the timing and terms of equity-based awards, and we have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
44      nVent Electric plc

Executive Compensation Tables
Summary Compensation Table
The table below summarizes the total compensation paid to or earned by each of the Named Executive Officers for the years ended December 31, 2022, 2023 and 2024.
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(1)(5)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total Compensation ($)(1)
Beth A. Wozniak Chair and Chief Executive Officer	2024	1,045,114	—	5,250,034	1,749,988	1,337,700	392,266	58,030	9,833,132
	2023	1,012,072	—	3,937,473	1,312,499	1,773,015	827,825	49,972	8,912,856
	2022	962,871	—	3,750,017	1,250,000	1,891,500	—	58,027	7,912,415
Sara E. Zawoyski(8) Former Executive Vice President and Chief Financial Officer	2024	577,522	—	1,574,972	524,988	514,206	—	46,398	3,238,086
	2023	545,021	—	1,049,984	349,997	688,050	—	44,240	2,677,292
	2022	515,020	—	1,012,524	337,501	648,960	—	36,120	2,550,125
Martha C. Bennett Executive Vice President and Chief Marketing Officer	2024	431,683	200,000	1,124,900	125,001	274,919	—	33,061	2,189,564
Aravind Padmanabhan Executive Vice President and Chief Technology Officer	2024	516,687	—	825,026	275,013	433,160	—	37,269	2,087,155
	2023	495,436	—	674,960	224,996	556,000	—	31,509	1,982,901
	2022	468,768	—	525,017	175,004	589,680	—	40,027	1,798,496
Joseph A. Ruzynski Former President of Enclosures	2024	236,792	—	1,275,063	424,998	—	—	54,099	1,990,952
	2023	505,170	—	750,001	250,003	638,010	—	38,501	2,181,685
	2022	477,102	—	637,503	212,504	600,163	—	36,988	1,964,260
Jon D. Lammers Executive Vice President, General Counsel and Secretary	2024	538,146	—	731,288	243,756	423,948	—	45,491	1,982,629
	2023	521,687	—	674,960	224,996	583,800	—	50,622	2,056,065
	2022	502,019	—	599,993	199,997	590,850	—	37,840	1,930,699

(1)
The amounts shown in the “Salary” and “Non-Equity Incentive Plan Compensation” columns are not reduced by any deferrals under our nonqualified deferred compensation plans.

(2)
The amount shown in column (d) for Ms. Bennett represents the cash sign-on award she received in connection with the commencement of her employment.

(3)
The fiscal 2024 amounts in column (e) represent the sum of the annual restricted stock units awarded at a grant date fair value per unit of $68.74, the sign-on grant of restricted stock units awarded at a grant date fair value per unit of $63.79 for Ms. Bennett, and the annual performance share units awarded at a grant date fair value per unit of $103.93, in each case computed in accordance with ASC 718 and based on the probable outcome of the performance conditions as of the grant date. All stock awards were granted on March 1, 2024, except for the sign-on grant for Ms. Bennett which was granted on February 12, 2024. The values reflected in the table above include the grant date fair value of restricted stock units and the grant date fair value of the annual performance share units at target performance. The grant date fair values of restricted stock units granted in 2024 and of performance share units granted in 2024 if target performance and maximum performance is achieved are as follows:

	Restricted Stock Units ($)	Annual Performance Share Units
		Target ($)	Maximum ($)
Beth A. Wozniak	1,749,983	3,500,051	7,000,101
Sara E. Zawoyski	524,967	1,050,005	2,100,010
Martha C. Bennett	874,948	249,952	499,903
Aravind Padmanabhan	275,029	549,998	1,099,995
Joseph A. Ruzynski	425,019	850,043	1,700,087
Jon D. Lammers	243,752	487,536	975,071
2025 Proxy Statement      45

Executive Compensation Tables
The fair value of these performance share units is determined based on the closing market price of our ordinary shares at the date of grant. The assumptions made in valuing stock awards for 2024 are included in Note 16 to our Consolidated Financial Statements in our 2024 Annual Report on Form 10-K and such information is incorporated by reference. See the Grants of Plan-Based Awards in 2024 table for more information on stock awards granted in 2024.
(4)
The amounts in column (f) represent the aggregate grant date fair value, computed in accordance with ASC 718, of stock options granted during each year. The assumptions made in valuing stock option awards for 2024 are included in Note 16 to our Consolidated Financial Statements in our 2024 Annual Report on Form 10-K and such information is incorporated by reference.

(5)
The amounts in column (g) reflect cash awards earned by the named individuals pursuant to awards under the MIP for 2024 as determined by the Compensation and Human Capital Committee and paid in 2025.

(6)
The amount in column (h) for 2024 reflects, for Ms. Wozniak, who is the only Named Executive Officer who participated in our pension plans, the change in the actuarial present value of the Named Executive Officer’s accumulated benefits under such pension plans determined using interest rate and mortality rate assumptions consistent with those used in our financial statements. We do not provide any above market or preferential earnings on amounts deferred under our non-qualified deferred compensation plans.

(7)
The table below shows the components of column (i) for 2024, which include perquisites, other personal benefits, company contributions under the Sidekick Plan, the nVent RSIP and the Employee Stock Purchase Plan, and separation-related benefits:

	(a)	(b)	(c)	(d)	(e)
Name	Perquisites, Other Personal Benefits and Tax Reimbursements ($)(1)	Contributions under Defined Contribution Plans ($)(2)	Matches under the Employee Stock Purchase Plan ($)	Separation and Related Benefits ($)	Total All Other Compensation ($)
Beth A. Wozniak	19,280	35,750	3,000	—	58,030
Sara E. Zawoyski	7,648	35,750	3,000	—	46,398
Martha C. Bennett	17,457	12,605	3,000	—	33,061
Aravind Padmanabhan	14,008	23,250	11	—	37,269
Joseph A. Ruzynski	13,688	35,750	661	4,000	54,099
Jon D. Lammers	9,741	35,750	—	—	45,491

(1)
The amounts shown in column (a) consist of an executive physical for all Named Executive Officers; identity theft protection reimbursement for all Named Executive Officers except Mr. Ruzynski; a years of service award for Mr. Padmanabhan (including a $100 award amount and an $82.62 tax gross up); a wellness program reward for Mr. Lammers; and company contributions to a registered nonprofit organization designated by the Named Executive Officer for Ms. Wozniak, Ms. Bennett, Mr. Padmanabhan, and Mr. Lammers. Other than with regard to the charitable contributions, there was no aggregate incremental cost to the company of providing such perquisites. The years of service awards and wellness program rewards were provided pursuant to broad-based policies that apply generally to U.S. employees.

(2)
The amount shown in column (b) for each individual reflects amounts contributed by us to the nVent RSIP and the Sidekick Plan during 2024. In the case of the Sidekick Plan, the amounts contributed by us during 2024 relate to salary deferrals in 2023.

(8)
Effective March 31, 2025, Ms. Zawoyski was appointed President of Systems Protection and ceased to serve as Executive Vice President and Chief Financial Officer.

46      nVent Electric plc

Executive Compensation Tables
Grants of Plan-Based Awards in 2024
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)
Name	Grant Date	Compensation & Human Capital Committee Approval Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(5)	Exercise Price or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Beth A. Wozniak	3/1/2024	2/18/2024				16,839	33,677	67,354				3,500,051
	3/1/2024	2/18/2024							25,458			1,749,983
	3/1/2024	2/18/2024								64,441	68.74	1,749,988
			682,500	1,365,000	2,730,000
Sara E. Zawoyski	3/1/2024	2/18/2024				5,052	10,103	20,206				1,050,005
	3/1/2024	2/18/2024							7,637			524,967
	3/1/2024	2/18/2024								19,332	68.74	524,988
			262,350	524,700	1,049,400
Martha C. Bennett	3/1/2024	11/21/2023				1,203	2,405	4,810				249,952
	2/12/2024	11/21/2023							11,757			749,979
	3/1/2024	11/21/2023							1,818			124,969
	3/1/2024	11/21/2023								4,603	68.74	125,001
			140,265	280,530	561,060
Aravind Padmanabhan	3/1/2024	2/18/2024				2,646	5,292	10,584				549,998
	3/1/2024	2/18/2024							4,001			275,029
	3/1/2024	2/18/2024								10,127	68.74	275,013
			221,000	442,000	884,000
Joseph A. Ruzynski	3/1/2024	2/18/2024				4,090	8,179	16,358				850,043
	3/1/2024	2/18/2024							6,183			425,019
	3/1/2024	2/18/2024								15,650	68.74	424,998
			243,270	486,540	973,080
Jon D. Lammers	3/1/2024	2/18/2024				2,346	4,691	9,382				487,536
	3/1/2024	2/18/2024							3,546			243,752
	3/1/2024	2/18/2024								8,976	68.74	243,756
			216,300	432,600	865,200

(1)
The Compensation and Human Capital Committee’s practices for granting options, restricted stock units and performance share units, including the timing of all grants and approvals thereof, are described under “Compensation Discussion and Analysis — Long-Term Incentive Compensation.”

(2)
The amounts shown in column (d) to which no grant date applies reflect the total of the threshold payment levels for each element under our MIP. This amount is 50% of the target amounts shown in column (e). The amounts shown in column (f) are 200% of such target amounts for each Named Executive Officer. These amounts are based on the individual’s current position and base salary as in effect on December 1, 2024. The amounts for Ms. Bennett reflect proration based on her start date of January 8, 2024.

(3)
The amounts shown in column (g), as having been granted on March 1, 2024 and approved on November 11, 2023 for Ms. Bennett and on February 18, 2024 for the other Named Executive Officers, reflect the total of the threshold payment levels for the annual performance share unit grants in 2024 under the nVent Electric plc 2018 Omnibus Incentive Plan, which is 50% of the target amounts shown in column (h). The amounts shown in column (i) are 200% of such target amounts. Any amounts payable with respect to performance units would be paid in March 2027, based on cumulative performance for the period 2024 to 2026.

(4)
The amounts shown in column (j) reflect the number of restricted stock units granted to each Named Executive Officer in 2024 under the nVent Electric plc 2018 Omnibus Incentive Plan.

(5)
The amounts shown in column (k) reflect the number of options to purchase ordinary shares granted to each Named Executive Officer in 2024 under the nVent Electric plc 2018 Omnibus Incentive Plan.

(6)
The amounts shown in column (m) reflect the grant date fair value of the awards of restricted stock units, performance share units and stock options computed in accordance with ASC 718.

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Outstanding Equity Awards at December 31, 2024
	Stock Awards			Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares of Stock or Units That Have Not Been Vested (#)(2)	Market Value of Shares of Stock or Units That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)(3)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)
Beth A. Wozniak						56,883	3,877,145
								71,875	4,899,000
	134,854			25.34	5/7/2028
	194,483			22.51	1/2/2029
	231,113			25.92	1/2/2030
	199,700			27.55	3/1/2031
	90,155	45,078(5)		33.43	3/1/2032
	26,417	52,836(6)		46.15	3/1/2033
	0	64,441(7)		68.74	3/1/2034
Sara Zawoyski						16,060	1,094,650
								20,289	1,382,898
	6,248			20.22	3/1/2027
	15,861			25.34	5/7/2028
	14,546			27.77	3/1/2029
	65,270			25.92	1/2/2030
	50,944			27.55	3/1/2031
	24,342	12,171(5)		33.43	3/1/2032
	7,044	14,090(6)		46.15	3/1/2033
	0	19,332(7)		68.74	3/1/2034
Martha Bennett						13,575	925,272
								2,405	163,925
	0	4,603(7)		68.74	3/1/2034
Aravind Padmanabhan						8,997	613,236
								11,840	807,014
	26,108			25.92	1/2/2030
	22,415			27.55	3/1/2031
	12,622	6,311(5)		33.43	3/1/2032
	4,527	9,058(6)		46.15	3/1/2033
	0	10,127(7)		68.74	3/1/2034
Jon D. Lammers						8,791	599,195
								11,239	766,050
	11,838			25.34	5/7/2028
	4,442			22.51	1/2/2029
	39,162			25.92	1/2/2030
	30,566			27.55	3/1/2031
	14,424	7,213(5)		33.43	3/1/2032
	4,527	9,058(6)		46.15	3/1/2033
	0	8,976(7)		68.74	3/1/2034

(1)
The exercise price for all stock option grants is the fair market value of our ordinary shares on the date of grant.

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(2)
For the restricted stock unit awards granted to Ms. Bennett on February 12, 2024, 100% of the award will vest on the fourth anniversary of the grant. For the restricted stock units awards granted in 2024, 2023, 2022, one-third of the award will vest March 5 of each of the first three years after the grant date. The grant dates of the restricted stock unit awards are as follows:

Name	Grant Date	Number of Unvested Restricted Stock Units*
Beth A. Wozniak	3/1/2022	12,465
	3/1/2023	18,960
	3/1/2024	25,458
Sara E. Zawoyski	3/1/2022	3,366
	3/1/2023	5,057
	3/1/2024	7,637
Martha Bennett	2/12/2024	11,757
	3/1/2024	1,818
Aravind Padmanabhan	3/1/2022	1,745
	3/1/2023	3,251
	3/1/2024	4,001
Jon D. Lammers	3/1/2022	1,995
	3/1/2023	3,250
	3/1/2024	3,546

(3)
The amounts in these columns were calculated by multiplying the closing market price of our ordinary shares on the last trading day of our most recently completed fiscal year of $68.16 by the number of unvested restricted stock units or performance share units, as applicable.

(4)
The number of performance share units shown in this column reflects the target performance level for the 2023-2025 and 2024-2026 awards, in accordance with SEC regulations requiring that the number of units be based on achieving threshold performance goals or, if the previous fiscal year’s performance has exceeded the threshold, the next higher performance measure (target or maximum) that exceeds the previous fiscal year’s performance.

Name	Vesting Date	Number of Performance Share Units
Beth A. Wozniak	12/31/2025	38,198
	12/31/2026	33,677
Sara E. Zawoyski	12/31/2025	10,186
	12/31/2026	10,103
Martha Bennett	12/31/2026	2,405
Aravind Padmanabhan	12/31/2025	6,548
	12/31/2026	5,292
Jon D. Lammers	12/31/2025	6,548
	12/31/2026	4,691

(5)
One-third of these options will vest on March 5 of years 2023, 2024, and 2025.

(6)
One-third of these options will vest on March 5 of years 2024, 2025, and 2026.

(7)
One-third of these options will vest on March 5 of years 2025, 2026, and 2027.

(8)
Joseph Ruzynski had no outstanding equity awards as of December 31, 2024.

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2024 Option Exercises and Stock Vested Table
The following table shows a summary of the stock options exercised by the Named Executive Officers in 2024 and the restricted stock or restricted stock units vested for the Named Executive Officers during 2024.
	Option awards		Stock awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Beth A. Wozniak	138,999	6,594,451	190,997	13,056,223
Sara E. Zawoyski	7,305	439,396	48,526	3,316,945
Martha Bennett	—	—	—	—
Aravind Padmanabhan	—	—	51,863	3,245,386
Joseph A. Ruzynski	149,092	8,249,243	30,563	2,089,165
Jon D. Lammers	67,297	3,553,797	31,959	2,185,585

(1)
Reflects the amount calculated by multiplying the number of options exercised by the difference between the market price of our ordinary shares on the exercise date and the exercise price of options.

(2)
Reflects the amount calculated by multiplying the number of shares vested by the market price of our ordinary shares on the vesting date.

2024 Pension Benefits
Listed below are the number of years of credited service and present value of accumulated pension benefits as of December 31, 2024 under the nVent Management Company Supplemental Executive Retirement Plan (“SERP”) for Ms. Wozniak, the only Named Executive Officer eligible for the SERP. The SERP is described in detail following the table below. The disclosed benefit for Ms. Wozniak is an actuarial estimate only and does not necessarily reflect the actual amounts that will be paid to Ms. Wozniak, which will only be known at the time that she becomes eligible for payment.
Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Beth A. Wozniak	SERP	9	3,887,405	—

(1)
Includes years of credited service with Pentair prior to the Separation.

(2)
SERP benefits are payable following retirement at age 55 or later in the form of an annuity. The actuarial present values above was calculated using the following methods and assumptions:

•
SERP present value was based on the accrued benefit payable at age 65 and was calculated as of December 31, 2024.

•
Present values for the SERP are based on a 180-month-certain only annuity.

•
The present value of SERP benefits as of December 31, 2024 was calculated assuming a 5.39% interest rate.

The actual amount of pension benefits ultimately paid to Ms. Wozniak may vary based on a number of factors, including differences from the assumptions used to calculate the amounts.
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The nVent Management Company Supplemental Executive Retirement and Restoration Plan
The SERP is an unfunded, nonqualified defined benefit pension plan. The only employees that are eligible to participate in the SERP are those who were participating in Pentair’s Supplemental Executive Retirement Plan at the time of the Separation. Benefits under the SERP vest upon the completion of five years of benefit service (which is all service at Pentair and nVent following initial participation in Pentair’s plan). As of the date of this Proxy Statement, Ms. Wozniak, the only Named Executive Officer eligible for the SERP, was fully vested in her SERP benefit.
Benefits under the SERP are based upon the number of an employee’s years of service following initial participation in Pentair’s plan and the highest average earnings for a five calendar-year period (ending with retirement). Compensation covered by the SERP for Ms. Wozniak equals the amounts set forth in the “Salary” column under “Executive Compensation Tables-Summary Compensation Table” and 2024 incentive compensation paid under the MIP in March 2025 set forth in the “Non-Equity Incentive Plan Compensation” column under “Executive Compensation Tables-Summary Compensation Table.”
Benefits under the SERP are calculated as:
•
final average compensation as defined above; multiplied by

•
benefit service percentage, which equals 15% multiplied by years of benefit service.

Nonqualified Deferred Compensation Table
The following table sets forth the contributions, earnings, distributions and 2024 year-end balances for each of the Named Executive Officers under our Sidekick Plan described under “Compensation Discussion and Analysis  —  Retirement and Other Benefits — Deferred Compensation.” Contributions we make to the Sidekick Plan are intended to make up for contributions to our qualified retirement plan, including our matching contributions, for cash compensation above the maximum imposed by the Code, which was $345,000 in 2024. Because the Code does not permit contributions on amounts in excess of that limit under a tax-qualified plan, the Sidekick Plan is designed to permit matching contributions on compensation in excess of the maximum imposed by the Code. We make these matching contributions to the Sidekick Plan on amounts in excess of the maximum imposed by the Code, but below the $700,000 compensation limit contained in our Sidekick Plan (such contributions by a Named Executive Officer, “Covered Sidekick Compensation”).
	Executive Contributions in 2024 ($)(1)	Registrant Contributions in 2024 ($)(2)	Aggregate Earnings/(Loss) in 2024 ($)(3)	Aggregate Withdrawals/ Distributions in 2024 ($)	Aggregate Balance at December 31, 2024 ($)(4)
Beth A. Wozniak	11,009,604	18,500	2,993,886	—	31,524,812
Sara E. Zawoyski	3,018,723	18,500	483,107	—	6,006,001
Martha C. Bennett	91,670	—	2,875	—	94,545
Aravind Padmanabhan	2,738,596	6,000	542,220	—	4,813,322
Joseph A. Ruzynski	240,152	18,500	211,748	784,382	879,495
Jon D. Lammers	173,918	18,500	157,153	—	1,393,640

(1)
Reflects the amount of cash or equity-based compensation each Named Executive Officer deferred in 2024 under the Sidekick Plan. The cash amounts were previously reported in the “Salary” or “Non-Equity Incentive Compensation” column of the Summary Compensation Table for 2024.

(2)
Equals the total contributions we made in 2024 under the Sidekick Plan for each Named Executive Officer, which are included in the column labeled “All Other Compensation” above. For 2024, the total amount reflected matching contributions equal to one dollar for each dollar contributed up to 5% of Covered Sidekick Compensation; we normally make matching contributions one year in arrears.

(3)
Reflects the amount of investment earnings realized by each Named Executive Officer on the investments chosen that are offered to participants in our Sidekick Plan, which are substantially the same as those offered in our RSIP Plan. Fidelity Investments Institutional Services Co. provides these investment vehicles for participants and handles all allocation and accounting services for these plans. We do not guarantee or subsidize any investment earnings in either Plan.

(4)
Amounts deferred under the Sidekick Plan that have also been reported in the Summary Compensation Table in prior years for each Named Executive Officer are: Ms. Wozniak — $11,769,277; Ms. Zawoyski — $1,594,514; Mr. Padmanabhan — $1,024,794; Mr. Ruzynski — $627,870 and Mr. Lammers — $831,879. To the extent the amounts in this column are less than the amounts reported in the Summary Compensation Table, the difference is due to losses, withdrawals or distributions.

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Executive Compensation Tables
Potential Payments Upon Termination or Change in Control
Except for items described below, we have no agreements, arrangements, or plans that entitle executive officers to severance, perquisites, or other enhanced benefits upon termination of their employment; any such payments or benefits would be at the discretion of the Compensation and Human Capital Committee.
Severance Plan
We maintain the Severance Plan under which our executives, including our Named Executive Officers, are eligible to receive severance benefits in the event of a qualifying termination of employment other than in connection with a change in control to the extent the terms and conditions of the Severance Plan are satisfied. A qualifying termination generally includes an involuntary termination for any reason other than cause, permanent disability or death. “Cause” for purposes of the Severance Plan is defined generally as a material violation of our policies; embezzlement from, or theft of property belonging to, us or one of our affiliates; willful failure to perform, or gross negligence in the performance of, or failure to perform, assigned duties; or other intentional misconduct that has, or has the potential to have, a material adverse effect on our business.
In the event of a qualifying termination of the employment of any of our Named Executive Officers and the satisfaction of the Severance Plan’s terms and conditions, the severance benefits would be equal to the product of (1) a severance multiplier and (2) the sum of the Named Executive Officer’s base salary and target annual bonus. The severance multiplier is two for our Chief Executive Officer and one and one-half for our other Named Executive Officers. The affected Named Executive Officer would also continue to be eligible to participate in our health plan at his or her active employee rate for a benefit continuation period of 24 months for our Chief Executive Officer and 18 months for our other Named Executive Officers. We may, in our discretion, pay for the cost of outplacement services for up to 12 months. As a condition for eligibility for the Severance Plan, participants must complete a participation agreement under which they agree to comply with customary restrictive covenants, in the case of our Named Executive Officers, for 24 months.
Change in Control Agreements
We have entered into agreements with certain key corporate executives and segment presidents, including all Named Executive Officers, that provide for contingent benefits upon a change in control. These agreements are intended to provide for continuity of management upon a completed or threatened change in control. The agreements provide that covered executive officers could be entitled to certain severance or other benefits following a change in control. If, following such a change in control, the executive officer is involuntarily terminated, other than for disability or for cause, or if such executive officer terminates his or her employment for conditions that constitute good reason, then the executive officer is entitled to certain severance payments. As previously disclosed, we have adopted a policy of not including excise tax gross-ups.
Under these agreements, “cause” means:
•
engaging in intentional conduct that causes us demonstrable and serious financial injury;

•
conviction of a felony; or

•
continuing willful and unreasonable refusal by an officer to perform his or her duties or responsibilities.

Under these agreements, “good reason” means:
•
a breach of the agreement by us;

•
any reduction in an officer’s base salary, percentage of base salary available as incentive compensation or bonus opportunity or benefits, or grant date fair value of annual equity-based awards;

•
an officer’s removal from, or any failure to reelect or reappoint him or her to serve in, any of the positions held with us on the date of the change in control or any other positions to which he or she is thereafter elected, appointed or assigned, except in the event that such removal or failure to reelect or reappoint relates to our termination of an officer’s employment for cause or by reason of disability;

•
a good faith determination by an officer that there has been a material adverse change in his or her working conditions or status relative to the most favorable working conditions or status in effect during the 180-day period prior to the change in control, or, to the extent more favorable to him or her, those in effect at any time while employed after the change in control, including a significant change in the nature or scope of his or her authority, powers, functions, duties or responsibilities or a significant reduction in the level of support services, staff, secretarial and other assistance, office space and accoutrements, but in each case excluding for this purpose an isolated, insubstantial and inadvertent event not occurring in bad faith that we remedy within 10 days after receipt of written notice;

•
relocation of an officer’s principal place of employment to a location more than 50 miles from his or her principal place of employment on the date 180 days prior to the change in control;

•
imposition of a requirement that an officer travel on business 20% in excess of the average number of days per month he or she was required to travel during the 180-day period prior to the change in control; or

•
our failure to cause a successor to assume an officer’s agreement.

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Under these agreements, a “change in control” is deemed to have occurred if:
•
any person is or becomes the beneficial owner of securities representing 30% or more of our outstanding ordinary shares or combined voting power;

•
a majority of the Board changes in a manner that has not been approved by at least two-thirds of the incumbent directors or successor directors nominated by at least two-thirds of the incumbent directors;

•
we consummate a merger, consolidation or share exchange with any other entity (or the issuance of voting securities in connection with a merger, consolidation or share exchange) which our shareholders have approved and in which our shareholders control less than 50% of combined voting power after the merger, consolidation or share exchange; or

•
we consummate a plan of complete liquidation or dissolution or an agreement for the sale or disposition of all or substantially all of our assets which our shareholders have approved.

The benefits under the change in control agreements that could be triggered by a covered termination (which includes termination of the executive by us other than for death, disability or cause or by the executive for good reason) in connection with such a change in control include:
•
severance payable upon termination in an amount equal to 200% of annual base salary plus the greatest of the executive’s target bonus for the year of termination, the actual bonus paid with respect to the year prior to the change in control, or the actual bonus paid in the year prior to the change in control;

•
replacement coverage for Company-provided group medical, dental and life insurance policies for up to two years;

•
the cost of an executive search agency not to exceed 10% of the executive’s annual base salary;

•
for Ms. Wozniak only, the accelerated accrual and vesting of benefits under the SERP and up to three additional years of service can be credited, up to a maximum of seven years of service;

•
up to $15,000 in fees and expenses of consultants and legal or accounting advisors; and

•
all equity-based and cash incentive awards granted prior to the change in control will be subject to the terms of the incentive plan under which they were granted (including accelerated vesting, if provided for in the applicable plan), and all equity-based and cash incentive awards granted on or after the change in control will vest or be earned in full upon such termination.

In the case of each Named Executive Officer, the agreement also requires the executive to devote his or her best efforts to us or our successor during the two-year period following the change in control, to maintain the confidentiality of our information during and following employment and, to the extent not prohibited under applicable law, to refrain from competitive activities for a period of one year following termination of employment with us or our successor.
Change in Control and Termination Provisions of the Omnibus Incentive Plan
Change in Control Provisions
The nVent Electric plc 2018 Omnibus Incentive Plan (the “Omnibus Plan”) provides that, unless otherwise provided in the applicable award agreement, upon a change in control:
•
all outstanding options, restricted stock and restricted stock units that are not performance awards are immediately vested;

•
all outstanding performance awards (other than annual incentive awards) are paid in full based on performance at the better of target or trend; and

•
all outstanding annual incentive awards are paid based on full satisfaction of the performance goals.

However, in December 2022, the Compensation and Human Capital Committee approved an update to the change-in-control provision included in our equity-based award agreements for any awards granted after December 11, 2022 to provide for “double trigger” vesting of such awards on a change in control, such that vesting will not be accelerated to the extent the awards are assumed or substituted for by the acquirer in the transaction. If an outstanding award is not assumed or substituted for upon a change in control, the award will become immediately vested.
Termination Provisions
•
Retirement. If a Board-appointed corporate officer, including any of the Named Executive Officers, terminates employment in a retirement with at least 10 years of service, the Omnibus Plan provides as follows:

▸
If the retirement is prior to age 60: unvested options vest pro-rata; restricted stock and restricted stock units (that are not performance awards or for which any performance goals have been satisfied) vest pro rata; and performance awards are paid on a pro rata basis based on target performance; or

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Executive Compensation Tables
▸
If the retirement is after age 60: options continue to vest and remain outstanding until the earlier of the option’s expiration date and the fifth anniversary of the date of retirement; restricted stock and restricted stock units (that are not performance awards or for which any performance goals have been satisfied) vest in full; and performance awards are paid in full based on actual performance.

•
Death or Disability. If any of the Named Executive Officers terminates employment as a result of death or disability, the Omnibus Plan provides that options, restricted stock and restricted stock units are immediately vested; and performance awards are paid in full based on actual performance.

•
Termination Without Cause or for Good Reason. If any of the Named Executive Officers terminates employment in an involuntary termination for a reason other than cause, death or disability, or in a voluntarily termination for good reason, then the employee’s outstanding awards under the Omnibus Plan will be eligible for continued or accelerated vesting, as described below. A termination of employment under these circumstances is referred to in the Omnibus Plan as a “Covered Termination.” For a Named Executive Officer’s termination to be considered a Covered Termination, the officer must execute a general release in a form and manner determined by us. Upon a Covered Termination, the Omnibus Plan provides that awards held by a Board-appointed corporate officer, including such a Named Executive Officer, will be treated as follows:

▸
Stock options will remain outstanding, and will continue to vest in accordance with their terms as if the officer had remained in employment, until the earlier of the expiration date of the stock option and the fifth anniversary of the covered termination.

▸
Restricted stock and restricted stock units (that are not performance awards or for which any performance goals have been satisfied) will vest in full.

▸
Performance awards, including performance share units, will be paid following the end of the performance period based on achievement of the performance goals established for the awards as if the employee had not experienced a covered termination.

Under the Omnibus Plan, the term “cause” means an act or omission by the officer as is determined by the Plan administrator to constitute cause for termination, including but not limited to any of the following:
•
a material violation of any company policy;

•
embezzlement from, or theft of property belonging to, us or any of our affiliates;

•
willful failure to perform, or gross negligence in the performance of, or failure to perform, assigned duties; or

•
other intentional misconduct, whether related to employment or otherwise, which has, or has the potential to have, a material adverse effect on our business.

Under the Omnibus Plan, the term “good reason” means:
•
any material breach by us of the terms of any employment agreement;

•
any reduction in base salary or percentage of base salary available as incentive compensation or bonus opportunity;

•
a good faith determination by the officer that there has been a material adverse change in the officer’s working conditions or status; or

•
a relocation of the principal place of employment to a location more than 50 miles.

For an event to constitute good reason, we must receive written notice and an opportunity to cure.
Benefits pursuant to these incentive plans are generally applicable to all other participants who meet the requisite criteria as well as to the Named Executive Officers.
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Quantification of Compensation Payable upon a Change in Control or Termination of Employment
The amounts each then-serving Named Executive Officer would have received upon a termination as a result of a Covered Termination, a qualifying retirement with 10 years of service, death or disability, in each case in the absence of a change in control, and in each case on the last day of the most recently-ended fiscal year, are shown below. As required by the Securities and Exchange Commission rules, the amounts shown assume that such termination was effective as of December 31, 2024, and thus are estimates of the amounts that would actually be received. The actual amounts to be received can only be determined in connection with the termination event.
Name	Severance(1) ($)	Medical Continuation(1) ($)	Outplacement(1) ($)	Stock Option Vesting(2) ($)	Restricted Stock Unit Vesting(2) ($)	Performance Share Unit Vesting(2)(3) ($)	Total – Involuntary Without Cause ($)	Total – Retirement, Death, Disability ($)
Beth A. Wozniak	4,830,000	29,304	50,000	2,728,479	3,877,145	4,899,000	16,413,928	11,504,624
Sara E. Zawoyski	1,661,550	19,890	50,000	732,820	1,094,650	1,382,898	4,941,808	3,210,368
Martha C. Bennett	1,089,000	10,476	44,000	—	925,272	163,925	2,232,673	1,089,197
Aravind Padmanabhan	1,443,000	31,374	50,000	418,548	613,236	807,014	3,363,172	1,838,798
Jon D. Lammers	1,460,025	30,798	50,000	449,874	599,195	766,050	3,355,942	1,815,119

(1)
These benefits are only payable upon an involuntary termination without cause, and would not be paid as a result of a termination due to death, disability or retirement.

(2)
None of the restricted stock units, performance share units or options would vest upon a retirement prior to 10 years of service and only a pro rata portion of the restricted stock units, performance share units and options would vest upon a retirement with 10 years of service prior to age 60.

(3)
The amount shown assumes target performance. The actual amounts paid is determined on the basis of actual performance through the end of the applicable performance period.

In connection with Mr. Ruzynski’s voluntary resignation on May 31, 2024, he became entitled to receive an end of service award of $4,000. Mr. Ruzynski did not receive any other payments or benefits in connection with his separation.
The table below shows the amount of compensation that would have been payable to each then-serving Named Executive Officer upon (1) a change in control without a termination of employment or (2) a change in control followed by a termination of employment (a) by us, other than for death, disability or cause or (b) by the executive for good reason, in each case on the last day of the most-recently ended fiscal year. The amounts shown assume that such termination was effective as of December 31, 2024. The actual amounts to be paid out can only be determined in connection with a change in control or termination following a change in control.
Name	Cash Termination Payment(1) ($)	Stock Option Vesting(2) ($)	Restricted Stock Unit Vesting(2) ($)	Performance Share Unit Vesting(2) ($)	SERP & Related Pension(1) ($)	Annual Incentive Award(2) ($)	Outplacement(1) ($)	Legal & Accounting Advisors(1) ($)	Medical, Dental, Life Insurance(1) ($)	Total Change in Control(3) ($)	Total Change in Control Followed by Termination(3) ($)
Beth A. Wozniak	5,883,000	2,728,479	3,877,145	4,899,000	—	1,365,000	50,000	15,000	42,344	12,869,624	18,859,968
Sara E. Zawoyski	2,542,100	732,820	1,094,650	1,382,898	—	524,700	50,000	15,000	39,244	3,735,068	6,381,412
Martha Bennett	1,452,000	—	925,272	163,925	—	286,000	44,000	15,000	20,806	1,375,197	2,907,003
Aravind Padmanabhan	2,219,360	418,548	613,236	807,014	—	442,000	50,000	15,000	58,337	2,280,798	4,623,495
Jon D. Lammers	2,263,200	449,874	599,195	766,050	—	432,600	50,000	15,000	60,917	2,247,719	4,636,836

(1)
Represents the accelerated vesting payable only upon a termination of the executive officer’s employment by us other than for death, disability or cause, or by the executive for good reason, in either case within two years after a change in control. All the Named Executive Officers are already fully vested, so no additional benefits would be due.

(2)
These benefits are payable solely upon a change in control under our 2018 Omnibus Incentive Plan. The amount shown under Performance Share Unit Vesting and Annual Incentive Award assumes target performance, and the amount shown under Performance Share Unit Vesting includes the balance of any dividend equivalent units (rounded down to the nearest whole share).

(3)
Each Named Executive Officer’s change in control agreement provides that, if excise taxes would otherwise be imposed in connection with payments received upon a change in control, then the amount of such payments will either be cut back to a level below the level that would trigger the imposition of the excise taxes, or be paid in full and subject to the excise taxes, whichever results in the better after-tax result to the executive officer.

2025 Proxy Statement      55

Executive Compensation Tables
The amounts in the two tables above assume, to the extent applicable, that:
•
our ordinary shares were valued at $68.16, the closing market price for our ordinary shares on the last trading day of 2024;

•
outplacement services fees are $50,000 or 10% of annual base salary, whichever is less;

•
legal and accounting advisor fees are the maximum possible under the change in control agreements for each executive officer; and

•
medical, dental and life insurance coverage will continue until two years after a change in control, in each case at the current cost per year for each executive.

Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the ratio of the median annual total compensation of our employees and the annual total compensation of our Chief Executive Officer.
For the year ended December 31, 2024:
•
The median of the annual total compensation of all employees of our company (other than our Chief Executive Officer) was reasonably estimated to be $53,133; and

•
The annual total compensation of our Chief Executive Officer was $9,833,132.

Based on this information, the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all other employees is estimated to be 185 to 1. This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
To identify our median employee, we began by considering each of the 11,357 individuals employed by us worldwide on November 1, 2024, excluding, as permitted by Item 402(u) of Regulation S-K, approximately 640 employees of Trachte, LLC, which we acquired in July 2024. We then calculated the target cash compensation (which we define as base salary or wages plus target cash bonus) for the included individuals for 2024 to identify our median employee. To calculate the target cash compensation for any employee that we paid in currency other than U.S. Dollars, we applied the applicable foreign exchange rate in effect on November 1, 2024 to convert such foreign employee’s target cash compensation into U.S. Dollars. Once we identified our median employee, we added together all of the elements of such employee’s compensation for 2024 in the same way that we calculate the annual total compensation of our Named Executive Officers in the Summary Compensation Table.
Pay versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the executive compensation actually paid to our Named Executive Officers as defined by Item 402(v) and our financial performance during the years 2024, 2023, 2022, 2021, and 2020.
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(3)	Average Compensation Actually Paid to Non-PEO NEOs ($)(2)	Value of Initial Fixed $100 Investment Based On:		Net Income (in millions)	Adjusted Revenue(4) (in millions)
					nVent TSR	Peer group (S&P 400 Industrials TSR)
2024	9,833,132	14,720,004	2,297,677	2,351,996	$296	$198	$332	$3,511
2023	8,912,856	22,465,509	2,224,486	4,914,622	$254	$174	$567	$3,002
2022	7,912,415	11,421,671	2,060,895	2,633,191	$163	$132	$400	$2,970
2021	10,651,343	18,561,232	2,350,052	4,036,554	$158	$150	$273	$2,374
2020	6,322,870	3,827,958	1,407,410	1,033,570	$94	$116	($47)	$1,990

(1)
The principal executive officer (“PEO”) for all years shown in the table is Ms. Wozniak.

56      nVent Electric plc

Executive Compensation Tables
(2)
To calculate Compensation Actually Paid (CAP), the following amounts were deducted from and added to the Summary Compensation Table (SCT) total compensation:

PEO SCT Total to CAP Reconciliation:
	(a)	(b)	(c )	(d)	(e )	(f) (ii)	(g)	(h)	(h) = (a) – (b) – (c ) + (d) + (e ) + (f) + (g) + (h)
Year	SCT Total ($)	Grant Date Fair Value of Equity Granted ($)	Change in Pension Value ($)	Fair Value of Current Year Equity Awards at 12/31/2024 ($)(i)	Change in Value of Prior Years’ Awards Unvested at 12/31/2024 ($)(i)	Change in Value of Prior Years’ Award That Vested in FY2024 ($)(i)(ii)	Fair Value of Prior Years’ Awards at 12/31/2023 That Failed to Meet Applicable Vesting Conditions in FY24	Pension Service Cost ($)(i)	CAP ($)
2024	9,833,132	7,000,022	392,266	6,815,548	1,777,462	3,232,924	—	453,226	14,720,004
2023	8,912,856	5,249,972	827,825	7,474,519	7,412,176	4,344,971	—	398,784	22,465,509
2022	7,912,415	5,000,017	—	6,315,713	679,593	1,220,596	—	293,371	11,421,671
2021	10,651,343	6,999,739	717,005	11,714,793	4,084,609	(535,993)	—	363,224	18,561,232
2020	6,322,870	4,500,018	535,164	4,016,602	(403,930)	(1,386,014)	—	313,612	3,827,958
Average Non-PEO Named Executive Officers SCT Total to CAP Reconciliation:
	(a)	(b)	(c )	(d)	(e )	(f) (ii)	(g)	(h)	(h) = (a) – (b) – (c ) + (d) + (e ) + (f) + (g) + (h)
Year	SCT Total ($)	Grant Date Fair Value of Equity Granted ($)	Change in Pension Value ($)	Fair Value of Current Year Equity Awards at 12/31/2023 ($)(i)	Change in Value of Prior Years’ Awards Unvested at 12/31/2023 ($)(i)	Change in Value of Prior Years’ Award That Vested in FY2023 ($)(i)(ii)	Fair Value of Prior Years’ Awards at 12/31/2023 That Failed to Meet Applicable Vesting Conditions in FY24	Pension Service Cost ($)(i)	CAP ($)
2024	2,297,677	1,425,001	—	1,070,625	213,422	502,258	(306,985)	—	2,351,996
2023	2,224,486	1,049,974	—	1,494,877	1,349,447	895,786	—	—	4,914,622
2022	2,060,895	925,011	—	1,168,415	119,532	209,360	—	—	2,633,191
2021	2,350,052	1,249,938	—	2,087,414	793,865	55,161	—	—	4,036,554
2020	1,407,410	837,508	—	747,538	(91,638)	(192,232)	—	—	1,033,570

(i)
Reflects the fair value of equity calculated in accordance with the SEC methodology for determining CAP for each year shown, and the service cost for our PEO as defined in FASB ASC Topic 715. The valuation assumptions used to calculate the fair values did not differ materially from those disclosed at the time of grant.

(ii)
Includes the value of accrued Dividend Equivalent Units that were paid in cash at the time of vesting.

(3)
The non-PEO Named Executive Officers reflected in columns (d) and (e) represent the following individuals for 2024: Ms. Zawoyski, Ms. Bennett, Mr. Padmanabhan, Mr. Ruzynski, and Mr. Lammers; for 2023 and 2022: Ms. Zawoyski, Mr. Ruzynski, Mr. Lammers and Mr. Padmanabhan; and for 2021 and 2020: Ms. Zawoyski, Mr. Ruzynski, Mr. Lammers, and Ms. Heath.

(4)
The total in column (i) reflects the actual results for adjusted revenue as reflected under “Annual Incentives” beginning on page 37. Adjustments to revenue for factors specified in MIP for 2024 included foreign exchange impact ($6 million) and revenue contributed from acquisitions (-$124 million). Please see Appendix A for reconciliation of GAAP to non-GAAP financial measures included in this section.

2025 Proxy Statement      57

Executive Compensation Tables
Pay versus Performance Supplemental Disclosure
Our executive compensation programs reflect the belief that the amount earned by our executives depends on achieving rigorous company objectives designed to enhance shareholder value. In keeping with its philosophy that executive compensation must be tied to building and sustaining value through ordinary share performance over time, the Compensation and Human Capital Committee places a significant emphasis on long-term incentive compensation in the form of equity incentives, which are sensitive to changes in stock price. The following charts supplement the Pay versus Performance table disclosed above, and illustrates the strong correlation between pay and the performance we are delivering to our shareholders. Additional information about our annual and long-term incentive programs begins on page 37.

1. Compensation Actually Paid (“CAP”) versus TSR for Company and Peer Group

From 2020 to 2024, we delivered strong TSR performance relative to the TSR of the S&P 400 Industrials.
Our 5-year cumulative TSR is 49% above the S&P 400 industrials index at the end of the 5-year period.
The PEO’s and other NEOs’ CAP amounts are aligned with our TSR. This is due primarily to our use of equity incentives, which are tied directly to stock price in addition to the company’s financial performance.
Additional information about our annual and long-term incentive programs begins on page 37.

2. CAP versus Net Income

As illustrated in the chart, our net income significantly increased from 2020. While the Company does not use net income to determine compensation levels or incentive plan payouts, it is a contributor to Adjusted EPS which is a key metric in our annual incentive program.
Additional information about our annual and long-term incentive programs begins on page 37.

3. CAP versus Company-Selected Measure (“CSM”): Adjusted Revenue

Our Adjusted Revenue* was up 76% from 2020. Adjusted Revenue is a key metric in our annual incentive program which comprised 15% of the 2024 target total direct compensation for our PEO, and 18% on average for Non-PEO NEOs. Additional details on our annual incentive program can be found beginning on page 37.
*
Please see Appendix A for reconciliation of GAAP to non-GAAP financial measures included in this section.

58      nVent Electric plc

Executive Compensation Tables
Pay versus Performance Most Important Measures to Determine 2024 Compensation Actually Paid
The four items listed below represent the most important metrics we used to determine CAP for 2024 as further described above under the sections titled “Annual Incentives” and “Long-Term Incentives.”
Most Important Performance Measures
Adjusted Revenue
Adjusted Earnings Per Share
Free Cash Flow
Relative Total Shareholder Return
Risk Considerations in Compensation Decisions
The Compensation and Human Capital Committee believes that paying for performance is an important part of its compensation philosophy, but recognizes the risk that incentivizing specific measures of performance may pose to the performance of our company as a whole if personnel were to act in ways designed primarily to maximize their compensation. Therefore, the Committee conducts an annual assessment of potential risks arising from its compensation programs and policies applicable to all employees. In its December 2024 assessment, the Committee considered the following, among others:
•
the oversight of the Committee and management, including the ability to recapture compensation earned due to qualifying accounting restatements under our compensation recovery policy

•
the balance of our fixed and variable pay, cash and equity, short- and long-term incentives, and corporate, segment and individual performance goals

•
the balance in our compensation programs between the achievement of short-term objectives and longer-term value creation

•
our use of multiple performance measures under our incentive compensation programs, and performance curves that require achievement of a minimum level of performance before receiving any incentive payout

•
capped payouts under our incentive programs

•
our stock ownership guidelines promote the alignment of officer and shareholder interest and encourage behaviors that have a positive influence on stock price appreciation and total shareholder return

Based on its assessment, the Committee concluded that the risks arising from our compensation programs and policies are not reasonably likely to have a material adverse effect on our company. The Committee will continue to assess our compensation programs to align employee interests with those of long-term shareholder interests.
Each of the Board and the Compensation and Human Capital Committee recommends a vote FOR the approval of the compensation of the Named Executive Officers.
2025 Proxy Statement      59

Proposal 3	Recommend, by Non-Binding Advisory Vote, the Frequency of Advisory Votes on the Compensation of Named Executive Officers
The Board recommends a vote of ONE YEAR on frequency of future advisory votes on compensation of Named Executive Officers
Section 14A of the Securities Exchange Act of 1934 requires that, every six years, we provide shareholders with a vote on how frequently we will submit the non-binding advisory vote on compensation of our Named Executive Officers (the “say on pay” vote) to our shareholders in the future.
Our Board recommends that shareholders approve holding a say on pay vote every year (an annual vote) because we believe that an annual vote will promote best governance practices and facilitate our Compensation Committee’s and our senior management’s consideration of the views of our shareholders in structuring our compensation programs for our Named Executive Officers. We believe that an annual vote will provide our Compensation Committee and our senior management with more direct input on, and reactions to, our current compensation practices, and better allow our Compensation Committee and our senior management to measure how they have responded to the prior year’s vote.
For the reasons discussed above, our Board recommends that shareholders vote in favor of holding an advisory say on pay vote on executive compensation at our annual meeting of shareholders every year. In voting on this non-binding advisory vote on the frequency of the say on pay vote, shareholders should be aware that they are not voting “for” or “against” the Board’s recommendation to vote for a frequency of every year. Rather, shareholders will be casting votes to recommend a say on pay vote frequency which may be every one, two or three years.
Additionally, although the outcome of this advisory vote on the frequency of future say on pay votes is non-binding, our Board will review and consider the outcome of this vote when making determinations as to when the say on pay vote will again be submitted to shareholders for approval at an annual meeting of shareholders.
The text of the resolution in respect of Proposal 3 is as follows:
“IT IS RESOLVED, that, on a non-binding, advisory basis, the shareholders recommend, whether a vote to approve the compensation of the Company’s Named Executive Officers should occur every one, two or three years.”
Vote Requirement
The option, if any, for the frequency of future advisory votes on the compensation of the Named Executive Officers that receives the affirmative vote of a majority of the votes cast in person or by proxy at the Annual General Meeting will be the frequency approved by the shareholders. If less than a majority of the votes are cast for any frequency, then the shareholders will be deemed to have approved the frequency receiving the greatest number of votes.
The Board recommends a vote of ONE YEAR on the frequency of advisory votes on the compensation of the Named Executive Officers.
60      nVent Electric plc

Proposal 4
Ratify, by Non-Binding Advisory Vote, the Appointment of Deloitte & Touche LLP as the Independent Auditor of nVent Electric plc and to Authorize, by Binding Vote, the Audit and Finance Committee of the Board of Directors to Set the Auditor’s Remuneration

The Board recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as the independent auditor of nVent Electric plc and the authorization of the Audit and Finance Committee to set the auditor’s remuneration

The Audit and Finance Committee has selected and appointed Deloitte & Touche LLP (“Deloitte”) to audit our financial statements for the fiscal year ending December 31, 2025. Deloitte has been engaged to serve as our independent auditor continuously since we became a public company in 2018. We believe that Deloitte’s knowledge of our company, industry expertise and global presence have enabled Deloitte to perform audits of our consolidated financial statements with effectiveness and efficiency. In selecting Deloitte to serve for the fiscal year ending December 31, 2025, our Audit and Finance Committee also considered the professional qualifications and experience of key members of Deloitte’s engagement team and Deloitte’s performance during its engagement for the fiscal year ended December 31, 2024, including the quality and efficiency of the services provided by Deloitte.
The Board, upon the recommendation of the Audit and Finance Committee, is asking our shareholders to ratify, by non-binding advisory vote, the appointment and to authorize, by binding vote, the Audit and Finance Committee of the Board of Directors to set the independent auditor’s remuneration. Although approval is not required by our Articles of Association or otherwise, the Board is submitting the appointment of Deloitte to our shareholders because we value our shareholders’ views on our independent auditor. If the appointment of Deloitte is not ratified by shareholders, it will be considered as notice to the Board and the Audit and Finance Committee to consider the selection of a different firm. Even if the appointment is ratified, the Audit and Finance Committee in its discretion may select a different independent auditor at any time during the year if it determines that such a change would be in the best interests of our company and our shareholders.
The Audit and Finance Committee is directly responsible for the appointment, compensation, retention and oversight of the independent auditor retained to audit our financial statements. The Audit and Finance Committee is also responsible for the audit fee negotiations associated with our retention of Deloitte.
Under current legal requirements, the lead or concurring audit partner for our company may not serve in that role for more than five consecutive fiscal years, and the Audit and Finance Committee ensures the regular rotation of the audit engagement team partners in accordance with those requirements. The Chair of the Audit and Finance Committee is actively involved in the selection process for the lead and concurring partners.
We expect that one or more representatives of Deloitte will be present or available by audio link at the Annual General Meeting. Each of these representatives will have the opportunity to make a statement, if he or she desires, and is expected to be available to respond to any questions.
The resolution in respect of this Proposal 4 is an ordinary resolution. The text of the resolution in respect of Proposal 4 is as follows:
“IT IS RESOLVED, to ratify, on a non-binding, advisory basis, the appointment of Deloitte & Touche LLP as the independent auditor of nVent Electric plc and to authorize, in a binding vote, the Audit and Finance Committee of the Board of Directors to set the auditor’s remuneration.”
Vote Requirement
Ratification, by non-binding advisory vote, of the appointment of Deloitte & Touche LLP as the independent auditor of nVent Electric plc and the authorization, by binding vote, of the Audit and Finance Committee of the Board of Directors to set the auditor’s remuneration requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual General Meeting.

Each of the Board and the Audit and Finance Committee recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as the independent auditor of nVent Electric plc and the authorization of the Audit and Finance Committee to set the auditor’s remuneration.

2025 Proxy Statement      61

Proposal 4
Audit and Finance Committee Pre-approval Policy
The Audit and Finance Committee reviews and approves the external auditor’s engagement and audit plan, including fees, scope, staffing and timing of work. In addition, the Audit and Finance Committee Charter limits the types of non-audit services that may be provided by the independent auditors to help ensure the independent auditor’s continued independence. Any permitted non-audit services to be performed by the independent auditors must be pre-approved by the Audit and Finance Committee after the Committee is advised of the nature of the engagement and particular services to be provided. The Audit and Finance Committee pre-approved audit fees and all permitted non-audit services of the independent auditor in 2024. Responsibility for this pre-approval may be delegated to one or more members of the Audit and Finance Committee; all such approvals, however, must be disclosed to the Audit and Finance Committee at its next regularly scheduled meeting. The Audit and Finance Committee may not delegate authority for pre-approvals to management.
The Audit and Finance Committee has considered whether the non-audit services provided by Deloitte are compatible with maintaining Deloitte’s independence and, based on information provided by Deloitte, has concluded that Deloitte is independent.
Fees Paid to Independent Auditors
We engaged Deloitte, Deloitte AG, Deloitte & Touche (Ireland) and the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, the “Deloitte Entities”) to provide various audit, audit-related, tax and other permitted non-audit services to us, during fiscal years 2024 and 2023. The Audit and Finance Committee approved all fees paid to the Deloitte Entities and underlying services provided by the Deloitte Entities. Their fees for these services were as follows (in thousands):
	2024	2023
Audit fees(1)	$6,480	$5,832
Audit-related fees(2)	4,255	1,904
Tax fees(3)
Tax compliance and return preparation	824	733
Tax planning and advice	1,043	1,601
Total tax fees	1,867	2,334
All other fees	0	0
Total	$12,602	$10,070

(1)
Consists of fees for audits of our consolidated annual financial statements and the effectiveness of internal controls over financial reporting, reviews of our quarterly financial statements, statutory audits, reviews of SEC filings, consents for registration statements and comfort letters in connection with securities offerings.

(2)
Consists of fees for certain other attest services.

(3)
Consists of fees for tax compliance and return preparation and tax planning and advice.

All of the services described above were approved by the Audit and Finance Committee pursuant to policies and procedures that were established to comply with the SEC rules that require audit committee pre-approval of audit and non-audit services. On an ongoing basis, management communicates specific projects and categories of services for which prior approval of the Audit and Finance Committee is required. The Audit and Finance Committee reviews these requests and informs management and the independent auditor if the Audit and Finance Committee pre-approves the engagement of the independent auditor for such projects and services.
62      nVent Electric plc

Audit and Finance Committee Report
The role of the Audit and Finance Committee (the “Committee”) is to assist our Board in fulfilling its oversight responsibilities as they relate to:
•
The integrity of our financial statements and internal control over financial reporting;

•
Our compliance with ethics policies, and legal and regulatory requirements; and

•
Our independent auditor’s qualifications and independence.

The Committee also has responsibility for:
•
Preparing this report, which is required to be included in this proxy statement;

•
Selecting, retaining, compensating, overseeing and evaluating our independent auditors;

•
Providing assistance to our Board in its oversight of our guidelines and policies with respect to enterprise risk management and the reliability and security of the information technology and cyber security systems we own or use in our business; and

•
Overseeing the performance of our internal audit function.

The Committee fulfills its responsibilities through periodic meetings with Deloitte & Touche LLP (“Deloitte”), our independent registered public accounting firm, and with our internal auditors and management. During 2024, the Committee met nine times. The Committee meets at least four times per year in executive session. The Committee also has periodic educational sessions on financial accounting and reporting matters.
Each member of the Committee is independent as defined under our independence criteria, New York Stock Exchange listing standards and Securities and Exchange Commission (“SEC”) rules. The Committee operates under a written charter that has been adopted by our Board and is reviewed by the Committee on a periodic basis. The Committee’s current charter is available on our website.
The Committee reviewed with both Deloitte and our internal auditors, and approved, their respective audit plans, audit scope, compensation and identification of audit risks. Further, the Committee reviewed and discussed with our management and Deloitte our audited financial statements and management’s and Deloitte’s evaluations of our internal control over financial reporting, as reported in our 2024 Annual Report on Form 10-K, as well as our Irish statutory financial statements for the 2024 fiscal year. The Committee discussed our interim financial information contained in each quarterly earnings announcement and each Quarterly Report on Form 10-Q with our management, including our Chief Financial Officer and Chief Accounting Officer, and Deloitte, prior to public release. The Committee also met with Deloitte to discuss the results of its reviews of our interim financial statements. Management has the responsibility for the preparation and integrity of our financial statements and internal control over financial reporting and Deloitte has the responsibility for the review or examination thereof.
The Committee discussed and reviewed with Deloitte all matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Committee received the written disclosures and the letter from Deloitte as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Committee concerning independence, and reaffirmed with Deloitte its independence. In addition, the Committee is responsible for approval of the proposed audit fees and annually evaluates the reputation, qualifications and performance of Deloitte and its lead audit partner. Further, in conjunction with the mandated rotation of the independent auditor’s lead audit partner, the Committee is directly involved with management in the interview process and then selects the new lead partner.
Based on the above-mentioned reviews and discussions with management, internal audit and Deloitte, the Committee recommended to our Board of Directors that our audited financial statements and management’s report on internal control over financial reporting be included in our 2024 Annual Report on Form 10-K, for filing with the SEC. In addition, the Committee has re-appointed Deloitte as our independent auditors for 2025.
THE AUDIT AND FINANCE COMMITTEE
Herbert K. Parker, Chair
Sherry A. Aaholm
Danita K. Ostling
Greg Scheu
2025 Proxy Statement      63

Proposal 5	Authorize the Board of Directors to Allot and Issue New Shares under Irish Law
The Board recommends a vote FOR the authorization of the Board of Directors to allot and issue new shares under Irish law
Under Irish law, directors of an Irish public limited company must have authority from its shareholders to allot and issue any shares, including shares that are part of our company’s authorized but unissued share capital. Because the Board’s current authority will expire on November 17, 2025 (i.e., prior to the date on which the 2026 Annual General Meeting will likely be held), we are seeking to renew the Board’s authority to allot our authorized share capital on the terms set out below. This authority is fundamental to our business and enables us to issue shares, including, if applicable, in connection with funding acquisitions and raising capital.
We are presenting this Proposal 5 to renew the Board’s authority to issue up to a maximum of 20% of the company’s issued ordinary share capital as at March 19, 2025 (the latest practicable date before this Proxy Statement). This authority will be limited to a period expiring 18 months from the passing of this resolution, unless otherwise varied, revoked or renewed.
Granting the Board this authority is a routine matter for public limited companies incorporated in Ireland and is consistent with Irish market practice. This authority is fundamental to our business and enables us to issue shares, including, if applicable, in connection with financing acquisitions and raising capital. We are not asking you to approve an increase in our authorized share capital or to approve a specific issuance of shares. Instead, approval of this proposal will only grant the Board of Directors the authority to allot shares upon the terms below. In addition, we note that, because we are an NYSE-listed company, our shareholders continue to benefit from the protections afforded to them under the rules and regulations of the NYSE and SEC, including those rules that limit our ability to issue shares in specified circumstances. Furthermore, we note that this authorization is required as a matter of Irish law only and is not otherwise required for other U.S. companies listed on the NYSE. Accordingly, approval of this resolution would merely place us on par with NYSE-listed companies incorporated in the United States.
As required under Irish law, the resolution in respect of this Proposal 5 is an ordinary resolution. The text of the resolution in respect of Proposal 5 is as follows:
“IT IS RESOLVED, that, the Board of Directors be and is generally and unconditionally authorized with effect from the passing of this resolution to exercise all powers of the Company to allot relevant securities (as defined in Section 1021 of the Companies Act 2014) in an amount up to an aggregate nominal amount of $329,271.31 (equivalent to 32,927,131 ordinary shares), being equivalent to approximately 20% of the aggregate nominal value of the issued ordinary share capital of the Company as of March 19, 2025 (the latest practicable date before this Proxy Statement), and the authority conferred by this resolution shall expire eighteen months from the passing of this resolution, unless previously renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the Directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.”
Vote Requirement
Authorization of the Board of Directors to allot new shares under Irish law requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual General Meeting.
The Board recommends a vote FOR the authorization of the Board of Directors to allot and issuenew shares under Irish law.
64      nVent Electric plc

Proposal 6	Authorize the Board of Directors to Opt Out of Statutory Preemption Rights under Irish Law
The Board recommends a vote FOR authorization of the Board of Directors to opt out of statutory preemption rights under Irish law
Under Irish law, unless otherwise authorized, certain statutory preemption rights apply automatically in favor of shareholders where shares are to be issued for cash. Under these statutory preemption rights, shares issued for cash must first be offered on the same or more favorable terms to existing shareholders of our company on a pro rata basis before the shares can be issued. Because the Board’s current authority to opt out of these statutory preemption rights will expire on November 17, 2025 (i.e., prior to the date on which the 2026 Annual General Meeting will likely be held), we are seeking to renew the Board’s authority to opt out of the statutory preemption rights on the terms set out below. The statutory preemption rights do not apply where shares are issued for non-cash consideration (such as in a stock-for-stock acquisition) and do not apply to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution) or where shares are issued pursuant to an employee option or similar equity plan.
We are presenting this Proposal 6 to renew the Board’s authority to opt-out of the statutory preemption rights provision in the event of the issuance of shares for cash. This opt-out will be limited to 20% of the company’s issued ordinary share capital as at March 19, 2025 (the latest practicable date before this Proxy Statement). This authority will be limited to a period expiring 18 months from the passing of this resolution, unless otherwise varied, renewed or revoked.
Granting the Board this authority is a routine matter for public limited companies incorporated in Ireland and is consistent with Irish customary practice. Similar to the authorization sought for Proposal 5, this authority is fundamental to our business and, if applicable, will facilitate our ability to fund acquisitions and otherwise raise capital. We are not asking you to approve an increase in our authorized share capital. Instead, approval of this proposal will only grant the Board the authority to issue shares upon the terms below. Without this authorization, in each case where we issue shares for cash, we would first have to offer those shares on the same or more favorable terms to all of our existing shareholders. This requirement could cause delays in the completion of acquisitions and capital raising for our business. Furthermore, we note that this authorization is required as a matter of Irish law and is not otherwise required for U.S. companies listed on the NYSE. In addition, under Irish law, the Board will only be authorized to opt out of preemption rights if it is authorized to issue shares, which authority is being sought in Proposal 5. Accordingly, approval of this resolution would merely place us on par with NYSE-listed companies incorporated in the United States.
As required under Irish law, the resolution in respect of this Proposal 6 is a special resolution. The text of the resolution with respect to Proposal 6 is as follows:
“IT IS RESOLVED, as a special resolution, that, subject to the passing of the resolution in respect of Proposal 5 as set out above and with effect from the passing of this resolution, the directors be and are hereby empowered pursuant to Section 1023 of the Companies Act 2014 to allot equity securities (as defined in Section 1023 of that Act) for cash, pursuant to the authority conferred by Proposal 5 as if sub-section (1) of Section 1022 of that Act did not apply to any such allotment, provided that this power shall be limited to the allotment of equity securities up to an aggregate nominal value of $329,271.31 (equivalent to 32,927,131 ordinary shares) (being equivalent to approximately 20% of the aggregate nominal value of the issued ordinary share capital of the Company as of March 19, 2025 (the latest practicable date before this Proxy Statement)), and the authority conferred by this resolution shall expire 18 months from the passing of this resolution, unless previously renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the Board may allot equity securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.”
Vote Requirement
Authorization of the Board of Directors to opt out of statutory preemption rights under Irish law requires the affirmative vote of not less than 75% of the votes cast in person or by proxy at the Annual General Meeting.
The Board recommends a vote FOR the authorization of the Board of Directors to opt out of statutory preemption rights under Irish law.
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Proposal 7	Authorize the Price Range at which nVent Electric plc Can Re-allot Shares it Holds as Treasury Shares under Irish Law
The Board recommends a vote FOR the authorization of the price range at which nVent Electric plc can re-allot shares it holds as treasury shares under Irish law
Our historical open-market share repurchases and other share buyback activities, all effected by way of redemption in accordance with our Articles of Association, may result in ordinary shares being acquired and held by us as treasury shares or cancelled. We may re-allot treasury shares that we acquire through our various share buyback activities in connection with our employee compensation programs.
Under Irish law, our shareholders must authorize the price range at which we may re-allot any shares held in treasury. In this proposal, that price range is expressed as a minimum and maximum percentage of the prevailing market price (as defined below). Under Irish law, this authorization will expire after eighteen months unless renewed. Accordingly, we expect to propose renewal of this authorization at subsequent Annual General Meetings.
The authority being sought from shareholders provides that the minimum and maximum prices at which an ordinary share held in treasury may be re-allotted are 95% (or nominal value where the re-allotment of treasury shares is required to satisfy an obligation under any employee or director share or option plan or any share incentive plan operated by nVent Electric plc) and 120%, respectively, of the average closing price per ordinary share, as reported on the New York Stock Exchange, for the 30 trading days immediately preceding the proposed date of re-allotment. Any re-allotment of treasury shares will be at price levels that the Board considers in the best interests of our shareholders.
The resolution in respect of this Proposal 7 is a special resolution. The text of the resolution in respect of Proposal 7 is as follows:
“IT IS RESOLVED, as a special resolution, that for the purposes of section 1078 of the Companies Act 2014, the re-allotment price range at which any treasury shares (as defined by section 106 of the Companies Act 2014) for the time being held by nVent Electric plc may be re-allotted off-market shall be as follows:
1.
the maximum price at which a treasury share may be re-allotted off-market shall be an amount equal to 120% of the ‘market price.’

2.
the minimum price at which a treasury share may be re-allotted off-market shall be the nominal value of the share where such a share is required to satisfy an obligation under any employee or director share or option plan or any share incentive plan operated by nVent Electric plc or, in all other cases, not less than 95% of the ‘market price.’

3.
for the purposes of this resolution, the ‘market price’ shall mean the average closing price per ordinary share of nVent Electric plc, as reported on the New York Stock Exchange, for the 30 trading days immediately preceding the day on which the relevant share is re-allotted.

FURTHER RESOLVED, that this authority to re-allot treasury shares shall expire on the date 18 months from the date of the passing of this resolution unless previously varied, revoked or renewed in accordance with the provisions of sections 109 and/or 1078 (as applicable) of the Companies Act 2014 (and/or any corresponding provision of any amended or replacement legislation) and is without prejudice or limitation to any other authority of the Company to re-allot treasury shares on-market.”
Vote Requirement
Authorization of the price range at which nVent Electric plc can re-allot shares it holds as treasury shares under Irish law requires the affirmative vote of not less than 75% of the votes cast in person or by proxy at the Annual General Meeting.
The Board recommends a vote FOR the authorization of the price range at which nVent Electric plc can re-allot shares it holds as treasury shares under Irish law.
66      nVent Electric plc

Security Ownership
The following table contains information concerning the beneficial ownership of our ordinary shares as of March 19, 2025, by each director and nominee to become a director, by each executive officer listed in the Summary Compensation Table, and by all directors, director nominees and executive officers as a group. Based on filings with the SEC, the following table also contains information concerning each person we know who beneficially owned more than 5% of our ordinary shares as of December 31, 2024.
Name of Beneficial Owner	Ordinary Shares(1)	Share Units(2)	Right to Acquire within 60 days	ESOP Stock(3)	Total	% of Class(4)
Sherry A. Aaholm	1,968	—	1,875	—	3,843	—
Martha Bennett	521	—	1,534	—	2,055	—
Jerry W. Burris	45,040	—	7,119	—	52,159	—
Susan M. Cameron	20,373	—	1,875	—	22,248	—
Michael L. Ducker	26,597	—	1,875	—	28,472	—
Jon D. Lammers	70,817	—	119,694	—	190,511	—
Danita K. Ostling	4,505	—	1,875	—	6,380	—
Aravind Padmanabhan	11,999	72,901	79,888	—	164,788	—
Nicola Palmer	15,421	—	1,875	—	17,296	—
Herbert K. Parker	34,524	—	1,875	—	36,399	—
Greg Scheu	18,796	—	1,875	—	20,671	—
Beth A. Wozniak	49,052	554,998	969,698	146	1,573,894	—
Sara E. Zawoyski	66,518	107,081	209,915	587	384,102	—
Directors, nominees and executive officers as a group(16)	478,258	783,739	1,738,386	1,796	3,002,179	1.8%
The Vanguard Group(5)	16,883,057					10.3%
BlackRock, Inc.(6)	16,839,988					10.2%

(1)
Unless otherwise noted, all shares are held either directly or indirectly by individuals possessing sole voting and investment power with respect to such shares. Beneficial ownership of an immaterial number of shares held by spouses or trusts has been disclaimed in some instances.

(2)
Represents for executive officers restricted stock units, receipt of which was deferred by the executive officer under our Non-Qualified Deferred Compensation Plan and over which the executive officers have no voting or investment power.

(3)
Represents ordinary shares owned as a participant in the nVent Management Company Retirement Savings and Investment Plan. As of March 19, 2025, Fidelity Management Trust Company (“Fidelity”), the Trustee of the nVent Management Company Retirement Savings and Investment Plan, held 364,588 ordinary shares (<1%). Fidelity disclaims beneficial ownership of all shares. The nVent Management Company Retirement Savings and Investment Plan participants have the right to direct the Trustee to vote their shares, although participants have no investment power over such shares. The Trustee, except as otherwise required by law, votes the shares for which it has received no direction from participants, in the same proportion on each issue as it votes those shares for which it has received voting directions from participants.

(4)
Less than 1% unless otherwise indicated.

(5)
Information derived from a Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2024. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355. As of December 31, 2023, The Vanguard Group had shared voting power for 59,878 ordinary shares, sole dispositive power for 16,646,540 ordinary shares and shared dispositive power for 236,517 ordinary shares.

(6)
Information derived from a Schedule 13G/A filed with the Securities and Exchange Commission on November 7, 2024. The address of BlackRock, Inc. is 55 Hudson Yards, New York, NY 10001. As of October 31, 2024, BlackRock, Inc. had sole voting power for 16,166,056 ordinary shares and sole dispositive power for 16,839,988 ordinary shares.

2025 Proxy Statement      67

Questions and Answers about the Annual General Meeting and Voting
Why did I receive these proxy materials?
We are providing these proxy materials to you because our Board of Directors is soliciting proxies for use at our Annual General Meeting of Shareholders to be held on May 16, 2025. We either (i) mailed you a Notice of Internet Availability of Proxy Materials on or before April 2, 2024 notifying each shareholder entitled to vote at the Annual General Meeting how to vote and how to electronically access a copy of this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 or (ii) mailed you a printed copy of such proxy materials and a proxy card in paper format. You received these proxy materials because you were a shareholder of record as of the close of business on March 19, 2025.
If you received a Notice of Internet Availability of Proxy Materials and would like to receive a printed copy of our proxy materials, including a proxy card in paper format on which you may submit your vote by mail, you should follow the instructions for requesting such proxy materials in the Notice of Internet Availability of Proxy Materials.
This Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and our Irish statutory financial statements and directors’ and auditors’ reports are available online at www.proxyvote.com.
If you wish to appoint as your proxy any person other than the individuals specified in the proxy card, please contact the Corporate Secretary at our registered office.
What is a proxy?
A proxy is your legal designation of another person (the “proxy”) to vote on your behalf. By voting your proxy, you are giving the persons named on the proxy card the authority to vote your shares in the manner you indicate on your proxy card. You may vote your proxy by telephone or over the Internet as directed in the Notice of Internet Availability of Proxy Materials or, if you have requested or received a proxy card, by signing and dating the proxy card and submitting it by mail.
What is the difference between a shareholder of record and a beneficial owner?
If your shares are registered directly in your name with Computershare Trust Company, N.A., our transfer agent, you are a “shareholder of record.” If your shares are held in a stock brokerage account or by a bank or other custodian or nominee, you are considered the beneficial owner of shares held in “street name.” As a beneficial owner, you have the right to direct your broker, bank or other custodian or nominee on how to vote your shares.
Who is entitled to vote at the Annual General Meeting and how many votes do I have?
The Board has set the close of business on March 19, 2025 (Eastern Standard Time) as the record date for the Annual General Meeting. At the close of business on the record date, we had 164,635,656 ordinary shares outstanding and entitled to vote. All shareholders of record at the close of business on the record date are entitled to vote on the matters set forth in this Proxy Statement and any other matter properly presented at the Annual General Meeting. Beneficial owners whose banks, brokers or other custodians or nominees are shareholders registered in our share register with respect to the beneficial owners’ shares at the close of business on the record date are entitled to vote on the matters set forth in this Proxy Statement and any other matter properly presented at the Annual General Meeting. Each ordinary share is entitled to one vote on each matter properly brought before the Annual General Meeting.
How do I vote if I am a shareholder of record?
If you are a shareholder of record of ordinary shares, you can vote in the following ways:
•
By Internet: You can vote over the Internet at www.proxyvote.com. For more information, follow the instructions in the Notice of Internet Availability of Proxy Materials or on the proxy card.

•
By Telephone: You can vote by telephone from the United States or Canada by calling the telephone number on the proxy card.

•
By Mail: You can vote by mail by marking, signing and dating your proxy card (in the form mailed to you or in the form set out in section 184 of the Irish Companies Act 2014) or voting instruction form and returning it in the postage-paid envelope, the results of which will be forwarded to nVent Electric plc’s registered address electronically. For more information, follow the instructions in the Notice of Internet Availability of Proxy Materials or on the proxy card.

•
At the Annual General Meeting: If you plan to attend the Annual General Meeting and wish to vote your ordinary shares in person, we will give you a ballot at the meeting.

68      nVent Electric plc

Questions and Answers about the Annual General Meeting and Voting
How do I vote if I am a beneficial owner?
If you are a beneficial owner of ordinary shares, you can vote in the following ways:
•
General: You can vote by following the materials and instructions provided by your bank, broker or other custodian or nominee.

•
At the Annual General Meeting: If you plan to attend the Annual General Meeting and wish to vote your ordinary shares in person, then you must obtain a legal proxy, executed in your favor, from the shareholder of record of your shares (i.e., your broker, bank or other custodian or nominee) and bring it to the Annual General Meeting.

What is the deadline to vote my shares if I do not vote in person at the Annual General Meeting?
If you are a shareholder of record, you may vote by Internet or by telephone until 11:59 p.m. Eastern Daylight Time on May 14, 2025. If you are a shareholder of record and submit a proxy card, the proxy card must be received at the address stated on the proxy card by 11:59 p.m. Eastern Daylight Time on May 14, 2025. If you are a beneficial owner, please follow the voting instructions provided by your bank, broker or other custodian or nominee.
How do I attend the Annual General Meeting?
All shareholders of record as of the close of business on the record date are invited to attend and vote at the Annual General Meeting. For admission to the Annual General Meeting, shareholders should bring a form of photo identification to the shareholders check-in area at the meeting, where their ownership will be verified. Those who beneficially own shares should also bring account statements or letters from their banks, brokers or other custodians or nominees confirming that they own our ordinary shares as of March 19, 2025 (see above for further information if you also intend to vote at the Annual General Meeting). Registration will begin at 7:00 a.m. British Summer Time and the Annual General Meeting will begin at 8:00 a.m. British Summer Time on May 16, 2025.
Shareholders in Ireland may participate in the Annual General Meeting by audio link at the offices of Arthur Cox, Ten Earlsfort Terrace, Dublin 2, Ireland at 8:00 a.m. Irish Standard Time and the requirements for admission to the Annual General Meeting, as set out above, apply.
May I change or revoke my proxy?
If you are a shareholder of record and have already voted, you may change or revoke your proxy before it is exercised at the Annual General Meeting in the following ways:
•
By voting by Internet or telephone at a date later than your previous vote but prior to the voting deadline (which is 11:59 p.m. Eastern Daylight Time on May 14, 2025);

•
By mailing a proxy card (in the form mailed to you or in the form set out in section 184 of the Irish Companies Act 2014) that is properly signed and dated later than your previous vote and that is received by us prior to the voting deadline (which is 11:59 p.m. Eastern Daylight Time on May 14, 2025); or

•
By attending the Annual General Meeting and voting in person, although attendance at the Annual General Meeting will not, by itself, revoke a proxy.

If you are a beneficial owner, you must contact the record holder of your shares to revoke a previously authorized proxy or voting instructions.
What is the effect of broker non-votes and abstentions?
A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular agenda item because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Although brokers have discretionary power to vote your shares with respect to “routine” matters, they do not have discretionary power to vote your shares on “non-routine” matters pursuant to New York Stock Exchange (“NYSE”) rules. If you do not provide voting instructions for proposals considered “non-routine” a “broker non-vote” occurs.
We believe that Proposals 1, 2 and 3 will be considered “non-routine” under NYSE rules and therefore your broker will not be able to vote your shares with respect to these proposals unless the broker receives appropriate instructions from you. If a broker does not receive voting instructions from you regarding Proposals 1, 2 and 3, the “broker non-vote” will have no effect on the vote on such agenda items. The “routine” proposals in this Proxy Statement are Proposals 4, 5, 6 and 7, for which your broker has discretionary voting authority under the NYSE rules to vote your shares, even if the broker does not receive voting instructions from you.
Ordinary shares owned by shareholders electing to abstain from voting on any of the Proposals will have no effect on any of the Proposals.
2025 Proxy Statement      69

Questions and Answers about the Annual General Meeting and Voting
How will my shares be voted if I do not specify how they should be voted?
If you sign and submit a proxy to the company-designated proxy holders and do not provide specific voting instructions, you instruct the company-designated proxy holders to vote your shares in accordance with the recommendations of the Board.
If your shares are held in the nVent Management Company Retirement Savings and Investment Plan or the nVent Management Company Non-Qualified Deferred Compensation Plan and you either (1) submit a proxy but do not provide specific voting instructions or (2) do not submit a proxy, then your shares will not be voted.
How will voting on any other business be conducted?
Other than matters incidental to the conduct of the Annual General Meeting and those set forth in this Proxy Statement, we do not know of any business or proposals to be considered at the Annual General Meeting. If any other business is proposed and properly presented at the Annual General Meeting, you instruct the company-designated proxy holders, in the absence of other specific instructions or the appointment of other proxy holders, to vote your shares in accordance with the recommendations of the Board.
What constitutes a quorum for the Annual General Meeting?
Under our Articles of Association, a quorum will be present if at least one or more shareholders holding not less than a majority of the issued and outstanding shares entitled to vote at a shareholders’ meeting are present in person or by proxy at that meeting. Abstentions and broker non-votes will be regarded as present for purposes of establishing the quorum.
Who will count the votes?
Representatives from The Carideo Group, Inc. will count the votes and serve as our Inspectors of Election.
Who will pay for the cost of this proxy solicitation?
We will pay the costs of soliciting proxies sought by the Board. Proxies may be solicited on our behalf by our directors, officers or employees telephonically, electronically or by other means of communication. We have engaged Morrow Sodali LLC, 333 Ludlow Street, 5th Floor, South Tower, Stamford, CT 06902, to assist us in the solicitation of proxies at a cost to us of $11,000, plus out-of-pocket expenses. We have requested that banks, brokers and other custodians and nominees who hold ordinary shares on behalf of beneficial owners forward soliciting materials to those beneficial owners. Upon request, we will reimburse banks, brokers and other custodians and nominees for reasonable expenses incurred by them in forwarding these soliciting materials to beneficial owners of our ordinary shares.
Why did I receive in the mail a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials?
As explained in more detail below, we are using the “notice and access” system adopted by the SEC relating to the delivery of our proxy materials over the Internet. As a result, we mailed to our shareholders of record a notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. Shareholders who received the notice will have the ability to access the proxy materials over the Internet and to request a paper copy of the proxy materials by mail, by e-mail or by telephone. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found on the notice. In addition, the notice contains instructions on how shareholders may request proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. The Notice of Internet Availability of Proxy Materials also serves as a Notice of Meeting.
What are the “notice and access” rules and how do they affect the delivery of the proxy materials?
The SEC’s notice and access rules allow us to deliver proxy materials to our shareholders by posting the materials on an Internet website, notifying shareholders of the availability of the proxy materials on the Internet and sending paper copies of proxy materials upon shareholder request. We believe that the notice and access rules allow us to use Internet technology that many shareholders prefer, continue to provide our shareholders with the information that they need and, at the same time, ensure more prompt delivery of the proxy materials. The notice and access rules also lower our cost of printing and delivering the proxy materials and minimize the environmental impact of printing paper copies.
Why did I receive more than one Notice of Internet Availability of Proxy Materials or proxy card?
You may have received multiple Notices of Internet Availability of Proxy Materials or proxy cards if you hold your shares in different ways or accounts (for example, 401(k) accounts, joint tenancy, trusts, custodial accounts) or in multiple accounts. If you are the beneficial owner of shares held in “street name,” you will receive your voting information from your bank, broker or other custodian or nominee, and you will vote as indicated in the materials you receive from your bank, broker or other custodian or nominee. You should vote your proxy for each separate account you have.
70      nVent Electric plc

Shareholder Proposals and Nominations for the 2026 Annual General Meeting of Shareholders
The deadline for submitting a shareholder proposal for inclusion in our proxy materials for our 2026 Annual General Meeting pursuant to SEC Rule 14a-8 is December 2, 2025. Any such proposal must meet the requirements set forth in the rules and regulations of the SEC, including Rule 14a-8, for such proposals to be eligible for inclusion in our proxy statement and form of proxy for our 2026 Annual General Meeting. Shareholder proposals pursuant to the foregoing should be sent to us at our principal executive offices: nVent Electric plc, The Mille, 1000 Great West Road, 8th Floor (East), London, TW8 9DW United Kingdom, Attention: Corporate Secretary.
Eligible shareholders may under certain circumstances be able to nominate and include in our proxy materials a specified number of candidates for election as directors under the proxy access provisions of our Articles of Association. Among other requirements in our Articles of Association, to nominate a director under the proxy access provisions of our Articles of Association, a shareholder must give written notice to our Corporate Secretary that complies with our Articles of Association no earlier than 150 days and no later than 120 days prior to the first anniversary of the date our definitive proxy statement was released to shareholders in connection with the prior year’s Annual General Meeting. Accordingly, we must receive notice of a shareholder’s nomination for the 2026 Annual General Meeting pursuant to the proxy access provisions of our Articles of Association no earlier than November 2, 2025 and no later than December 2, 2025. If the notice is received outside of that time frame, then the notice will be considered untimely and we are not required to include the nominees in our proxy materials for the 2026 Annual General Meeting. Shareholder nominations pursuant to the foregoing should be sent to us at our registered office: nVent Electric plc, 10 Earlsfort Terrace, Dublin 2, D02 T380, Ireland. Attention: Corporate Secretary.
A shareholder who intends to present business, other than a shareholder proposal pursuant to Rule 14a-8, or to nominate a director, other than pursuant to the proxy access provisions of our Articles of Association, at the 2026 Annual General Meeting must comply with the requirements set forth in our Articles of Association. Among other requirements in our Articles of Association, to present business or nominate a director at an Annual General Meeting, a shareholder must give written notice that complies with the Articles of Association to our Corporate Secretary no earlier than 70 days and no later than 45 days prior to the first anniversary of the date our proxy statement was released to shareholders in connection with the prior year’s Annual General Meeting. Accordingly, we must receive notice of a shareholder’s intent to present business, other than pursuant to SEC Rule 14a-8, or to nominate a director, other than pursuant to the proxy access provisions of our Articles of Association, no earlier than January 21, 2026 and no later than February 15, 2026. If the notice is received outside of that time frame, then the notice will be considered untimely and we are not required to present such proposal or nomination at the 2026 Annual General Meeting. If the Board chooses to present a matter of business submitted under our Articles of Association at the 2026 Annual General Meeting, then the persons named in the proxies solicited by the Board for the 2026 Annual General Meeting may exercise discretionary voting power with respect to such proposal. Shareholder proposals or nominations pursuant to the foregoing should be sent to us at our registered office: nVent Electric plc, 10 Earlsfort Terrace, Dublin 2, D02 T380, Ireland. Attention: Corporate Secretary. In addition to satisfying the foregoing requirements under our Articles of Association, to comply with the universal proxy rules of the SEC, shareholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 of the SEC. Notices under Rule 14a-19 pursuant to the foregoing should be sent to us at our principal executive offices: nVent Electric plc, The Mille, 1000 Great West Road, 8th Floor (East), London, TW8 9DW United Kingdom, Attention: Corporate Secretary.
Our Articles of Association can be found on the website of the U.S. Securities and Exchange Commission by searching its EDGAR archives at http://www.sec.gov/edgar/searchedgar/webusers.htm. Shareholders may also obtain a copy from us free of charge by submitting a written request to our principal executive offices at nVent Electric plc, The Mille, 1000 Great West Road, 8th Floor (East), London, TW8 9DW United Kingdom, Attention: Corporate Secretary.
2025 Proxy Statement      71

Irish Disclosure of Shareholder Interests
Under the Irish Companies Act 2014, our shareholders must notify us if, as a result of a transaction, the shareholder will become interested in 3% or more of our shares; or if as a result of a transaction a shareholder who was interested in more than 3% of our shares ceases to be so interested. Where a shareholder is interested in more than 3% of our shares, the shareholder must notify us of any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction. The relevant percentage figure is calculated by reference to the aggregate nominal value of the shares in which the shareholder is interested as a proportion of the entire nominal value of our issued share capital (or any such class of share capital in issue), and disclosable interests in our shares include any interests in our shares of any kind whatsoever. Where the percentage level of the shareholder’s interest does not amount to a whole percentage this figure may be rounded down to the next whole number. We must be notified within five business days of the transaction or alteration of the shareholder’s interests that gave rise to the notification requirement. If a shareholder fails to comply with these notification requirements, the shareholder’s rights in respect of any our ordinary shares it holds will not be enforceable, either directly or indirectly. However, such person may apply to the Irish courts to have the rights attaching to such shares reinstated.
2024 Annual Report on Form 10-K
Any shareholder wishing to review, without charge, a copy of our 2024 Annual Report on Form 10-K (without exhibits) filed with the SEC should write to us at our principal executive offices: nVent Electric plc, The Mille, 1000 Great West Road, 8th Floor (East), London, TW8 9DW United Kingdom, Attention: Corporate Secretary.
Reduce Duplicate Mailings
To reduce duplicate mailings, we are now sending only one copy of our Notice of Internet Availability of Proxy Materials or Annual Report to Shareholders and Proxy Statement, as applicable, to multiple shareholders sharing an address unless we receive contrary instructions from one or more of the shareholders. Upon written or oral request, we will promptly deliver a separate copy of these documents to a shareholder at a shared address. If you wish to receive separate copies of these documents, please notify us by writing or calling nVent Electric plc, The Mille, 1000 Great West Road, 8th Floor (East), London, TW8 9DW United Kingdom, Attention: Corporate Secretary. Telephone: +44-20-3966-0279 or (833) 592-1255. If you are receiving duplicate mailings, you may authorize us to discontinue mailings of multiple Notices of Internet Availability of Proxy Materials or Annual Reports to Shareholders and Proxy Statements, as applicable. To discontinue duplicate mailings, notify us by writing or calling nVent Electric plc, The Mille, 1000 Great West Road, 8th Floor (East), London, TW8 9DW United Kingdom, Attention: Corporate Secretary. Telephone: +44-20-3966-0279 or (833) 592-1255.
72      nVent Electric plc

Appendix A
Reconciliation of GAAP to Non-GAAP Financial Measures

nVent Electric plc
On January 30, 2025, we completed the sale of the Thermal Management business. We are reporting the results of that business as discontinued operations and have reclassified results for all prior periods on a continuing operations basis. Results referenced in this section reflect continuing operations combined with discontinued operations.
Reconciliation of GAAP to non-GAAP financial measures for the Years Ended December 31, 2024, 2023, 2022 and 2021, excluding the effect of adjustments (Unaudited):
In millions	2024	2023	2022		2021
Net sales	$3,628.8	$3,263.6	$$	2,909.0	$2,462.0
Adjustments
Foreign exchange impact	6.2	(8.7)		60.8	(32.3)
Revenue contributions from acquisitions	(124.2)	(252.7)		—	(56.1)
Adjusted Revenue	3,510.8	3,002.2		2,969.8	2,373.6
Operating income	654.7	587.4		440.4	355.4
% of net sales	18.0%	18.0%		15.1%	14.4%
Adjustments:
Restructuring and other	8.7	12.8		11.7	8.8
Intangible amortization	106.0	89.7		70.7	67.5
Acquisition transaction and integration costs	13.9	13.0		0.8	4.1
Inventory step-up amortization	—	17.7		—	—
Pro forma depreciation expense for assets classified as held-for-sale	(4.9)	—		—	—
Separation costs	31.7	—			—
Impairment of equity investments	8.8	—		—	—
Segment income	$818.9	$720.6		$523.6	$435.8
Return on sales	22.6%	22.1%		18.0%	17.7%
Net income – as reported	$331.8	$567.1		$399.8	$272.9
Adjustments to operating income	164.2	133.2		83.2	80.4
Pension and other post-retirement mark-to-market loss (gain)	(0.6)	13.9		(66.3)	(15.1)
Gain on sale of investment	—	(10.3)		—	—
Amortization of bridge financing debt issuance costs	2.2	3.6		—	—
Release of guarantee liability	(12.5)	—		—	—
Loss on early extinguishment of debt	—	—		—	15.2
Income tax adjustments	62.0	(192.6)		(12.8)	(20.4)
Net income – as adjusted	$547.1	$514.9		$403.9	$333.0
Diluted earnings per ordinary share
Diluted earnings per ordinary share – as reported	$1.97	$3.37		$2.38	$1.61
Three year compound annual growth rate	7.0%
Adjustments	$1.28	(0.31)		0.02	0.35
Diluted earnings per ordinary share – as adjusted	$3.25	$3.06		$2.40	$1.96
Three year compound annual growth rate	18.4%
2025 Proxy Statement      73

Appendix A
Reconciliation of cash from operating activities to free cash flow (Unaudited):
In millions	2024	2023	2022	2021
Net cash provided by (used for) operating activities	$643.1	$528.1	$394.6	$373.3
Three year compound annual growth rate	19.9%
Capital expenditures	(81.8)	(71.0)	(45.9)	(39.5)
Proceeds from sale of property and equipment	0.7	7.5	2.0	0.6
Free cash flow	$562.0	$464.6	$350.7	$334.4
Three year compound annual growth rate	18.9%
74      nVent Electric plc

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ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 (which Broadridge will arrange to forward to nVent Electric plc's registered address). In order to assure that your proxy card is tabulated in time to be voted at the Annual General Meeting, you must return your proxy card at the above address by 11:59 p.m. Eastern Time on May 14, 2025.

V65279-P23099 — KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

NVENT ELECTRIC PLC

1. By Separate Resolutions, Election of Director Nominees:

	Yes	**No**
Please indicate if you plan to attend this meeting.	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYV65279-P23099! ! !! ! !! ! !! ! !! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !For Against AbstainFor Against Abstain1a. Sherry A. Aaholm1b. Jerry W. Burris1c. Susan M. Cameron1d. Michael L. Ducker1e. Danita K. Ostling1f. Nicola Palmer1g. Herbert K. Parker1h. Greg Scheu1i. Beth A. Wozniak2. Approve, by Non-Binding Advisory Vote, theCompensation of the Named Executive OfficersThe Board of Directors recommends you vote FOR thefollowing proposal:The Board of Directors recommends you vote FOR thefollowing proposals:4. Ratify, by Non-Binding Advisory Vote, the Appointmentof Deloitte & Touche LLP as the Independent Auditorand Authorize, by Binding Vote, the Audit and FinanceCommittee of the Board of Directors to Set the Auditor'sRemuneration5. Authorize the Board of Directors to Allot and Issue NewShares under Irish Law6. Authorize the Board of Directors to Opt Out of StatutoryPreemption Rights under Irish Law7. Authorize the Price Range at which nVent Electric plc CanRe-allot Shares it Holds as Treasury Shares under Irish LawAny shareholder entitled to attend and vote at the Annual GeneralMeeting of Shareholders may appoint one or more proxies, whoneed not be a shareholder of the Company. A proxy is requiredto vote in accordance with the instructions given to him or her.Completion of a form of proxy will not preclude a shareholderfrom attending and voting at the meeting in person.NOTE: To consider and act on such other business as may properlycome before the Annual General Meeting or any adjournment.Please indicate if you plan to attend this meeting.1. By Separate Resolutions, Election of Director Nominees:3. Recommend, by Non-Binding Advisory Vote,the Frequency of Advisory Votes on theCompensation of Named Executive OfficersNominees:NVENT ELECTRIC PLCThe Board of Directors recommends you vote FOR thefollowing director nominees:The Board of Directors recommends you vote1 YEAR on the following proposal:Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Jointowners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.! ! ! !1 Year 2 Years 3 Years AbstainFor Against AbstainYes NoNVENT ELECTRIC PLCC/O BROADRIDGE51 MERCEDES WAYEDGEWOOD, NY 11717VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information.Vote by 11:59 p.m. Eastern Time on May 14, 2025. Have your proxy card in hand when youaccess the website and follow the instructions to obtain your records and to create an electronicvoting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials, you canconsent to receiving all future proxy statements, proxy cards and annual reports electronicallyvia e-mail or the Internet. To sign up for electronic delivery, please follow the instructions aboveto vote using the Internet and, when prompted, indicate that you agree to receive or accessproxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m.Eastern Time on May 14, 2025. Have your proxy card in hand when you call and then followthe instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have providedor return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 (whichBroadridge will arrange to forward to nVent Electric plc’s registered address). In order to assurethat your proxy card is tabulated in time to be voted at the Annual General Meeting, you mustreturn your proxy card at the above address by 11:59 p.m. Eastern Time on May 14, 2025.SCAN TOVIEW MATERIALS & VOTE w

V65280-P23099 Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting to be held on May 16, 2025: The Annual Report on Form 10-K, Notice of Annual General Meeting, Proxy Statement and Irish Statutory Financial Statements and Related Reports are available at www.proxyvote.com. NVENT ELECTRIC PLC Annual General Meeting of Shareholders May 16, 2025 8:00 AM British Summer Time This proxy is solicited by the Board of Directors The signatory, revoking any proxy heretofore given in connection with the Meeting, hereby appoints Beth A. Wozniak, Jon D. Lammers, and Shawna L. Fullerton or any of them (the "Proxies"), as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to attend, speak and to vote at the Meeting, as designated on the reverse side of this card, all ordinary shares of nVent Electric plc that the signatory is entitled to vote at the Annual General Meeting of Shareholders to be held at The Lanesborough London, Hyde Park Corner, London, SW1X 7TA, United Kingdom, and any adjournment or postponement thereof (the "Meeting"). If you wish to appoint as proxy any other person or persons, please contact the Corporate Secretary. In the event of other agenda items or proposals during the Meeting on which voting is permissible under Irish law, you instruct the Proxies, in the absence of other specific instructions, to vote the shares in accordance with the Board of Directors' recommendations. If the signatory is a participant in the nVent Management Company Retirement Savings and Investment Plan, the nVent Management Company Non-Qualified Deferred Compensation Plan, and/or the Pentair, Inc. Non-Qualified Deferred Compensation Plan (the "Plans"), the signatory hereby directs Fidelity Management Trust Company as Trustee of the Plans, to vote at the Meeting, as designated on the reverse side of this card, all of the ordinary shares of nVent Electric plc allocated to the signatory’s account in the Plans as of March 19, 2025. If the signatory is a participant in the nVent Electric plc Employee Stock Purchase and Bonus Plan or the nVent Electric plc International Stock Purchase and Bonus Plan (the "Purchase Plans"), the signatory is revoking any proxy heretofore given in connection with the Meeting, hereby appoints the Proxies, or either of them, as proxies each with power to appoint his or her substitute, and hereby authorizes the Proxies to attend and to vote at the Meeting, as designated on the reverse side of this card, all of the ordinary shares of nVent Electric plc allocated to the signatory’s account in the Purchase Plans as of March 19, 2025. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations; provided, however, if no such direction is made regarding shares held in the Plans, this proxy will not be voted with respect to such shares. Continued and to be signed on reverse side